                                                                     EXHIBIT 2.1



                        CONTRIBUTION AND MERGER AGREEMENT


                                      AMONG


                            SUIZA FOODS CORPORATION,

                            FRANKLIN PLASTICS, INC.,

                     THE SUIZA COMPANIES IDENTIFIED HEREIN,

                              VESTAR PACKAGING LLC,

                          REID PLASTICS HOLDINGS, INC.,

                      THE REID COMPANIES IDENTIFIED HEREIN,

                            REID PLASTICS GROUP LLC,

                       CONSOLIDATED CONTAINER HOLDINGS LLC

                                       AND

                       CONSOLIDATED CONTAINER COMPANY LLC



                                   DATED AS OF


                                 APRIL 29, 1999

                        CONTRIBUTION AND MERGER AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1         DEFINITIONS.....................................................................................2

SECTION 2         MERGERS AND CONTRIBUTION; CLOSING..............................................................13

     2.1          Mergers and Contribution.......................................................................13
     2.2          Consideration..................................................................................13
     2.3          Resulting Ownership of the Company.............................................................14
     2.4          Closing........................................................................................14
     2.5          Closing Obligations............................................................................15
     2.6          Post-Closing Adjustment........................................................................15

SECTION 3         REPRESENTATIONS AND WARRANTIES OF THE REID PARTIES.............................................16

     3.1          Organization and Good Standing.................................................................16
     3.2          Authority; No Conflict; Consents...............................................................17
     3.3          Capitalization.................................................................................18
     3.4          Financial Statements...........................................................................18
     3.5          Books and Records..............................................................................18
     3.6          Title to Properties; Encumbrances..............................................................19
     3.7          No Undisclosed Liabilities.....................................................................19
     3.8          Taxes..........................................................................................20
     3.9          No Material Adverse Change.....................................................................20
     3.10         Employee Benefits..............................................................................21
     3.11         Compliance with Legal Requirements; Governmental Authorizations................................22
     3.12         Legal Proceedings; Orders......................................................................23
     3.13         Absence of Certain Changes and Events..........................................................24
     3.14         Contracts; No Defaults.........................................................................25
     3.15         Insurance......................................................................................27
     3.16         Environmental Matters..........................................................................27
     3.17         Labor Relations; Compliance....................................................................28
     3.18         Intellectual Property..........................................................................28
     3.19         Brokers or Finders.............................................................................29
     3.20         Competing Interests............................................................................29
     3.21         Investment Intent..............................................................................29
     3.22         Product Warranty and Product Liability.........................................................29
     3.23         Year 2000 Compliance...........................................................................29
     3.24         No Misrepresentations..........................................................................30

SECTION 4         REPRESENTATIONS AND WARRANTIES OF SUIZA PARTIES................................................30

     4.1          Organization and Good Standing.................................................................30
     4.2          Authority; No Conflict; Consents...............................................................30
     4.3          Capitalization.................................................................................31

     4.4          Financial Statements...........................................................................32
     4.5          Books and Records..............................................................................32
     4.6          Title to Properties; Encumbrances..............................................................32
     4.7          No Undisclosed Liabilities.....................................................................33
     4.8          Taxes..........................................................................................33
     4.9          No Material Adverse Change.....................................................................34
     4.10         Employee Benefits..............................................................................34
     4.11         Compliance with Legal Requirements; Governmental Authorizations................................36
     4.12         Legal Proceedings; Orders......................................................................37
     4.13         Absence of Certain Changes and Events..........................................................37
     4.13A        Absence of Certain Changes and Events -- Franklin..............................................39
     4.14         Contracts; No Defaults.........................................................................39
     4.15         Insurance......................................................................................40
     4.16         Environmental Matters..........................................................................41
     4.17         Labor Relations; Compliance....................................................................42
     4.18         Intellectual Property..........................................................................42
     4.19         Brokers or Finders.............................................................................43
     4.20         Competing Interests............................................................................43
     4.21         Investment Intent..............................................................................43
     4.22         Product Warranty and Product Liability.........................................................43
     4.23         Holdings and the Company.......................................................................43
     4.24         Year 2000 Compliance...........................................................................43
     4.25         No Misrepresentations..........................................................................43

SECTION 5         REPRESENTATIONS AND WARRANTIES OF VESTAR.......................................................44

     5.1          Organization and Good Standing.................................................................44
     5.2          Authority; No Conflict; Consents...............................................................44

SECTION 6         REPRESENTATIONS AND WARRANTIES OF SUIZA FOODS..................................................45

     6.1          Organization and Good Standing.................................................................45
     6.2          Authority; No Conflict; Consents...............................................................45

SECTION 7         COVENANTS OF REID PARTIES PRIOR TO CLOSING DATE................................................45

     7.1          Access and Investigation.......................................................................45
     7.2          Operation of the Business of the Reid Companies................................................46
     7.3          Negative Covenant..............................................................................46
     7.4          Notification...................................................................................46
     7.5          Distributions and Certain Other Restricted Payments............................................47
     7.6          No Negotiation.................................................................................47
     7.7          Commercially Reasonable Efforts................................................................48
     7.8          Assistance with Permits and Filings............................................................48
     7.9          Confidentiality................................................................................48
     7.10         Assignment of Indemnification Rights...........................................................48
     7.11         Appraisal......................................................................................48

SECTION 8         COVENANTS OF SUIZA PARTIES PRIOR TO CLOSING DATE...............................................48

     8.1          Access and Investigation.......................................................................48

     8.2          Operation of the Business of the Suiza Companies...............................................49
     8.2A         Operation of the Business of Franklin..........................................................49
     8.3          Negative Covenant..............................................................................49
     8.4          Notification...................................................................................49
     8.5          Distributions and Certain Other Restricted Payments............................................50
     8.6          No Negotiation.................................................................................50
     8.7          Commercially Reasonable Efforts................................................................51
     8.8          Assistance with Permits and Filings............................................................51
     8.9          Confidentiality................................................................................51
     8.10         Tender Offer...................................................................................51
     8.11         Assignment of Indemnification Rights...........................................................52
     8.12         Contribution by Suiza Parent...................................................................52
     8.13         Appraisal......................................................................................52

SECTION 9         CONDITIONS PRECEDENT TO THE SUIZA PARTIES' OBLIGATION TO CLOSE.................................52

     9.1          Accuracy of Representations....................................................................52
     9.2          Reid's Performance.............................................................................52
     9.3          Absence of Material Adverse Effects............................................................53
     9.4          Consents.......................................................................................53
     9.5          No Proceedings.................................................................................53
     9.6          No Prohibition.................................................................................53
     9.7          Legal Opinion..................................................................................53
     9.8          Capital Contribution...........................................................................53
     9.9          Cash Payment...................................................................................53
     9.10         Financing......................................................................................53
     9.12         FIRPTA Certificate.............................................................................54
     9.13         Discharge of Indebtedness......................................................................54
     9.14         Suiza Bank Consent.............................................................................54

SECTION 10        CONDITIONS PRECEDENT TO THE REID PARTIES' OBLIGATION TO CLOSE..................................54

     10.1         Accuracy of Representations....................................................................54
     10.2         Suiza's Performance............................................................................54
     10.3         Absence of Material Adverse Effects............................................................55
     10.4         Consents.......................................................................................55
     10.5         No Proceedings.................................................................................55
     10.6         No Prohibition.................................................................................55
     10.7         Legal Opinion..................................................................................55
     10.8         Financing......................................................................................55
     10.10        FIRPTA Certificate.............................................................................55
     10.11        Discharge of Indebtedness......................................................................56
     10.12        Suiza Bank Consent.............................................................................56

SECTION 11        TERMINATION....................................................................................56

     11.1         Termination Events.............................................................................56
     11.2         Effect of Termination..........................................................................56

SECTION 12        INDEMNIFICATION; REMEDIES......................................................................57

     12.1         Representations; Survival......................................................................57
     12.2         Indemnification and Payment of Damages With Respect to Breaches by Reid Parties................57
     12.3         Indemnification and Payment of Damages With Respect to Breaches by Suiza Parties...............58
     12.4         Indemnification and Payment of Damages by the Company..........................................59
     12.5         Certain Other Indemnifiable Matters............................................................59
     12.6         Limitations on Amount..........................................................................60
     12.7         Procedure for Indemnification - Third Party Claims.............................................60
     12.8         Procedure for Indemnification - Other Claims...................................................61
     12.9         Mitigation.....................................................................................61
     12.10        Exclusive Remedy...............................................................................61
     12.11        Payments in Preferred Units....................................................................62

SECTION 13 POST CLOSING COVENANTS................................................................................63

     13.1         Nondisclosure..................................................................................63
     13.2         Records Retention..............................................................................64
     13.3         Allocation of Purchase Price...................................................................64
     13.4         Release of Encumbrances........................................................................64
     13.5         Payment of Taxes...............................................................................64
     13.6         Employee Benefits..............................................................................65

SECTION 14        GENERAL PROVISIONS.............................................................................65

     14.1         Expenses.......................................................................................65
     14.2         Public Announcements...........................................................................66
     14.3         Notices........................................................................................66
     14.4         Attorney's Fees and Costs......................................................................67
     14.5         Further Assurances.............................................................................67
     14.6         Waiver.........................................................................................67
     14.7         Entire Agreement and Modification..............................................................68
     14.8         Assignments, Successors and No Third Party Rights..............................................68
     14.9         Severability...................................................................................68
     14.10        Section Headings, Construction.................................................................68
     14.11        Time of Essence................................................................................68
     14.12        Governing Law..................................................................................68
     14.13        Counterparts...................................................................................68

EXHIBITS
--------

Exhibit A                  Holdings LLC Agreement
Exhibit B                  Unit Option Plan, Unit Option Agreement and
                            Redemption Agreement
Exhibit C                  Trademark License Agreement
Exhibit D                  Legal Opinion of Reid's Counsel
Exhibit E                  Legal Opinion of Suiza's Counsel
Exhibit F                  Franklin Bill of Sale, Assignment and Assumption
                            Agreement
Exhibit G                  Assumption Agreement

                        CONTRIBUTION AND MERGER AGREEMENT

         This Contribution and Merger Agreement ("AGREEMENT") is made as of April 29, 1999, by and among Suiza Foods Corporation, a Delaware corporation ("SUIZA FOODS"), Franklin Plastics, Inc., a Delaware corporation ("FRANKLIN" or the "SUIZA PARENT"), the Suiza Companies identified below, Vestar Packaging LLC, a Delaware limited liability company ("VESTAR"), Reid Plastics Holdings, Inc., a Delaware corporation (the "REID PARENT"), the Reid Companies identified below, Reid Plastics Group LLC, a Delaware limited liability company ("REID PLASTICS LLC"), Consolidated Container Holdings LLC, a Delaware limited liability company ("HOLDINGS"), and Consolidated Container Company LLC, a Delaware limited liability company (the "COMPANY").

                                    RECITALS

         The Suiza Parent owns, directly or indirectly, all of the outstanding equity interests in each of the Suiza Companies, including the Franklin Companies (identified below) and the PCI Companies (also identified below). Franklin owns all of the outstanding equity interests in Holdings, Holdings owns all of the outstanding equity interests in the Company, and the Company owns all of the outstanding equity interests in Reid Plastics LLC. The Reid Parent owns, directly or indirectly, all of the outstanding equity interests in the Reid Companies (other than Reid Mexico S.A. de C.V.). Pursuant to this Agreement, certain of the Suiza Companies will be merged with and into the Company; and the Reid Companies (other than those incorporated outside the United States, which shall continue as subsidiaries of Reid Plastics LLC after the Merger) will be merged with and into Reid Plastics LLC. Also pursuant to this Agreement, certain of the Suiza Companies, or their operations, will be contributed to the Company. As a result of these mergers and contributions, and the other transactions contemplated by this Agreement, as of the Closing Date, the Reid Parent and Vestar collectively will own 51% of the outstanding equity interests in Holdings, and the Suiza Parent will own the remaining 49% of the outstanding equity interests in Holdings.

         Suiza Foods will, prior to the Closing, cause all of the operating assets (and the associated liabilities, excluding liabilities to Suiza Foods and its subsidiaries) used or held for use in Suiza Foods' plastics packaging business and held by Franklin to be transferred to a Franklin Company, and may cause one or more of the Franklin Companies to be consolidated with one or more of the remaining Franklin Companies. In the event of such consolidation, the term Franklin Companies as used herein shall refer to such entities remaining as the direct or indirect subsidiaries of Franklin, except for the PCI Companies. The Suiza Parent will also, prior to the Closing, cause the Suiza Packaging Restructuring (as defined herein) to occur.

         The Reid Parent may cause one or more of the Reid Companies to be consolidated with one or more of the remaining Reid Companies. In the event of such consolidation, the Reid Companies as used herein shall refer to such entities remaining as the direct or indirect subsidiaries of the Reid Parent.

         The parties, intending to be legally bound, agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "AFFILIATE" - with respect to a particular Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

         "CCC" - Continental Can Company, Inc., a Delaware corporation.

         "CCCI" - Continental Caribbean Containers, Inc., a Delaware corporation and wholly-owned subsidiary of PCI.

         "CPCI" - Continental Plastic Containers, Inc., a Delaware corporation and wholly-owned subsidiary of PCI, and/or Continental Plastic Containers LLC, a Delaware limited liability company and wholly-owned subsidiary of PCI, after the conversion of the corporation in the Suiza Packaging Restructuring.

         "CLOSING" - as defined in Section 2.4.

         "CLOSING DATE" - the date and time as of which the Closing actually takes place.

         "COMPANY" - Consolidated Container Company LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings.

         "COMPANY LLC AGREEMENT" - the Limited Liability Company Agreement of the Company.

         "COMPANY UNITS" - the issued and outstanding limited liability company units in the Company, the terms and conditions of which are contained in the Company LLC Agreement.

         "CONSENT" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTROL" - with respect to a particular Person, (a) the ownership, directly or indirectly, of more than 50% of the equity or voting interests in such Person, or (b) the right to elect or appoint, together with others who are required to act in concert with such Person, more than 50% of the directors or members of another governing body that directs the management and policies of such Person.

         "CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including the Mergers and the PCI Contribution.

         "CONTRACT" - any agreement, contract, obligation, promise, or undertaking that is legally binding.

         "DAMAGES" - as defined in Section 12.2.

         "DEFINED BENEFIT PLAN" - with the meaning of ERISA Section 3(35).

         "DISCLOSURE LETTER" - the disclosure letter executed by the Reid Parties and the Suiza Parties concurrently with the execution and delivery of this Agreement.

         "DOJ" - the United States Department of Justice.

         "DOL" - the United States Department of Labor.

         "EFFECTIVE TIME" - the date and time at which the last of the following events occurs (i) the PCI Contribution is effective and (ii) certificates of merger with respect to the Mergers are filed with the Secretary of State of Delaware and other required states, pursuant to Section 2.4, or, if different, the effective time for the Mergers set forth in the respective certificates of merger.

         "EMPLOYEE BENEFIT PLAN" - as defined in ERISA.

         "ENCUMBRANCE" - any lien, mortgage, easement, servitude, right of way, charge, pledge, security interest, or other encumbrance.

         "ENVIRONMENT" - soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium.

         "ENVIRONMENTAL LAW" - any Legal Requirement that relates to the Environment or the protection of human health as it relates to the Environment or the work place.

         "ERISA" - the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ERISA AFFILIATE" - each corporation, partnership or other trade or business, whether or not incorporated, which is or has been treated as a single employer or a controlled group member with a Person pursuant to IRC Section 414 or Section 4001 of ERISA.

         "EXPIRATION DATE" - as defined in Section 8.10.

         "FRANKLIN" - Franklin Plastics, Inc., a Delaware corporation and wholly-owned direct subsidiary of Suiza Foods; Franklin will become an indirect subsidiary of Suiza Foods as a result of the Suiza Packaging Restructuring.

         "FRANKLIN COMPANIES" - Allentown Plastics, Inc., a Pennsylvania corporation, Atlanta Container, Inc., a Georgia corporation, Chester County Container Corp., a Pennsylvania corporation, First Capital Plastics, Inc., a Pennsylvania corporation, Florida Plastics, Inc., a Florida corporation, Franklin Plastics, Inc., a Massachusetts corporation, Illinois Plastics, Inc., an Illinois corporation, Kentwood Plastics, Inc., a Louisiana corporation, Liquitane Acquisition Corporation, a Delaware corporation, Maine Plastics, Inc., a Maine corporation, Marlborough Plastics, Inc., a Massachusetts corporation, Middlesex Plastics, Inc., a Connecticut corporation, New Jersey Plastics, Inc., a New Jersey corporation, North Carolina Plastics, Inc., a North Carolina corporation, Ohio State Plastics, Inc., an Ohio corporation, Richmond Container, Inc., a Virginia corporation, Rostan Acquisition Corporation, a Delaware corporation, Sherman Plastics, Inc., a Texas corporation, Vanguard Manufacturing, Inc., a New Jersey corporation and Consolidated Plastechs, Inc., a New Hampshire corporation.

         "FRANKLIN REPLACEMENT OPTION" - as defined in Section 2.3(b).

         "FRANKLIN OPTION PLAN" - the Franklin Plastics, Inc. 1998 Stock Option Plan adopted by Franklin on February 25, 1998.

         "FRANKLIN OPTIONS" - options to purchase shares of Franklin Stock, issued pursuant to the Franklin Option Plan, whether vested or unvested.

         "FRANKLIN STOCK" - common stock, par value $.001 per share, of Franklin.

         "FTC" - United States Federal Trade Commission.

         "GOVERNMENTAL AUTHORIZATION" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" - any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature; or

                  (d) other body exercising any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

         "HAZARDOUS ACTIVITY" - the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use of Hazardous Materials from the Reid Facilities or the Suiza Facilities, as the case may be, into the Environment that is not in compliance with Environmental Law.

         "HAZARDOUS MATERIALS" - any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law or any other material that could result in liability under or pursuant to any Environmental Law, including without limitation, petroleum and petroleum products, polychlorinated biphenyls, and asbestos-containing materials.

         "HOLDINGS" - Consolidated Container Holdings LLC, a Delaware limited liability company, and wholly-owned subsidiary of Franklin prior to the Closing.

         "HOLDINGS LLC AGREEMENT" - the Limited Liability Company Agreement of Holdings to be executed at the Closing pursuant to Section 2.5(a), substantially in the form of Exhibit A hereto.

         "HSR ACT" - Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulation promulgated thereunder.

         "INFRINGE" - as defined in Section 3.18(b).

         "INITIAL EXPIRATION DATE" - as defined in Section 8.10.

         "INTELLECTUAL PROPERTY" - all U.S. and foreign intellectual property, including without limitation: (i)(a) patents, inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements, know-how and show-how, whether or not patented or patentable; (b) copyrights and works of authorship in any media, including computer hardware, software, systems, databases, documentation and Internet site content; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos and trade dress; (d) trade secrets, drawings, blueprints and all confidential or proprietary information; and (ii) all registrations, applications and recordings related thereto.

         "INTERIM REID BALANCE SHEETS" - the most recent balance sheet for each Reid Company included within the Reid Financial Statements.

         "INTERIM SUIZA BALANCE SHEETS" - the most recent balance sheet for each Suiza Company included within the Suiza Financial Statements.

         "IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "LEGAL REQUIREMENT" - any administrative order, constitution, law, ordinance, principle of common law, regulation, rule or statute of any Governmental Body, including without limitation all federal, foreign, state and local laws related to Taxes, ERISA, Hazardous Materials and the Environment, zoning and land use, occupational safety and health, product quality and safety, employment and labor matters.

         "MATERIAL CONSENTS" - the consents disclosed on Schedule 3.2(d) and
Schedule 4.2(d) to the Disclosure Letter.

         "MEMBER UNITS" - the limited liability company units representing equity interests in Holdings, initially to be issued to the Reid Parent, Vestar and the Suiza Parent at the Closing, pursuant to the Holdings LLC Agreement.

         "MERGERS" - the merger of each Franklin Company with and into the Company at the Effective Time pursuant to Section 2.1 and the other provisions of this Agreement, and the mergers of each Reid Company (other than those incorporated outside the United States, which shall continue as subsidiaries of Reid Plastics LLC after the Mergers) with and into Reid Plastics LLC at the Effective Time pursuant to Section 2.1 and the other provisions of this Agreement.

         "OPTION AGREEMENT" - option agreement substantially in the form of Exhibit C hereto.

         "ORDER" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

         "ORGANIZATIONAL DOCUMENTS" - the constituent and organizational documents of a Person, as amended to date, and any organizational minutes or resolutions, including (a) with respect to a limited liability company, its certificate of formation and operating agreement, (b) with respect to a corporation, its articles or certificate of incorporation and its bylaws and (c) with respect to a limited partnership, its certificate of limited partnership and agreement of limited partnership.

         "PCI" - Plastic Containers, Inc., a Delaware corporation and wholly-owned subsidiary of CCC or, after the Suiza Packaging Restructuring, a wholly-owned subsidiary of Franklin, and/or Plastic Containers LLC, a Delaware limited liability company and wholly-owned subsidiary of Franklin.

         "PCI COMPANIES" - PCI, CCCI, and CPCI.

         "PCI CONTRIBUTION" - the contribution by Franklin of 100% of the equity interest in PCI to the Company at the Effective Time pursuant to Section 2.1(b).

         "PCI NOTES" - 10% Senior Secured Notes Due 2006, Series B, in the currently outstanding aggregate principal amount of $121.25 million.

         "PENSION PLAN" - any pension plan within the meaning of ERISA Section 3(2).

         "PERMITTED ENCUMBRANCES" - (a) liens for Taxes that are not yet due and payable, that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, consistently applied, (b) mechanics', carriers', workers', repairmen's and similar Encumbrances imposed by Legal Requirements that have been incurred in the Ordinary Course of Business, (c) Encumbrances and other title defects, easements, encroachments and encumbrances that do not materially impair the value, or occupancy, or continued use as currently conducted of the asset to which they relate, (d) retention of title agreements with suppliers entered into in the Ordinary Course of Business, (e) the rights of others to customer deposits, (f) Encumbrances incurred in the Ordinary Course of Business under leases or securing purchase money indebtedness and (g) zoning, entitlement, building and other land use Legal Requirements imposed by Governmental Bodies having jurisdiction over real property that are not violated in any material respect by the current use and operation of such real property.

         "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, cooperative marketing association, joint venture, estate, trust, association or other entity.

         "PREFERRED UNITS" - the limited liability company units representing preferred liquidation preference equity interests in Holdings, to be issued to certain members of Holdings pursuant to Section 12.11 of this Agreement. The Preferred Units shall accrue dividends at an annual rate of 12.5%.

         "PROCEEDING" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, any Governmental Body or arbitrator.

         "REGISTRATION RIGHTS AGREEMENT" - a registration rights agreement to be executed and delivered by the parties named therein.

         "REID BALANCE SHEET" - as defined in Section 3.4.

         "REID BONUS PLAN" - any plan, scheme or arrangement, written or otherwise, pursuant to which any Reid Company may be required to make a payment or other transfer to any of its Affiliates, employees, or independent contractors of cash or property the amount or value of which is in any way contingent on the objectively or subjectively determined attainment of any individual or group performance goals.

         "REID CONFIDENTIAL INFORMATION" - as defined in Section 13.1.

         "REID COMPANIES" - Reid Plastics, Inc., a Delaware corporation, Reid Canada, Inc., an Ontario corporation, Reid Intermediate, Inc., a California corporation, Plastic Containers, Inc., an Alabama corporation, S-W Realty Co., a California corporation, Reid Mexico S.A. de C.V., Mexico D.F., Reid Plastics West, Inc., a California corporation, Stewart/Walker Plastics, Ltd., a British Columbia, Canada corporation, Propak Industrial, Inc., a California corporation, Juice Tree Inc., a California corporation and Master Plastics, Inc., an Alberta, Canada corporation.

         "REID CONTROLLED GROUP PLANS" - as defined in Section 3.10(b)(v).

         "REID ERISA PLAN" - any Reid Pension Plan or Reid Welfare Plan.

         "REID FACILITIES" - any real property, leaseholds, or other interests in real property owned or operated by any Reid Company and any buildings, plants, structures, or fixtures owned or operated by any Reid Company.

         "REID FINANCIAL STATEMENTS" - as defined in Section 3.4.

         "REID FRINGE BENEFIT PLAN" - any plan, scheme, or arrangement currently maintained by any Reid Company for the provision of "fringe benefits" to current or former employees within the meaning of IRC Sections 61(a) or 132(a).

         "REID HOLDINGS" - Reid Plastics Holdings, Inc., a Delaware corporation.

         "REID HOLDINGS STOCK" - common stock, $0.1 par value per share, of Reid Holdings.

         "REID INDEBTEDNESS" - indebtedness of the Reid Companies listed in
Section 10.11(a) of the Disclosure Letter which will be fully discharged concurrently with the Closing.

         "REID IP" - as defined in Section 3.18(a).

         "REID MATERIAL ADVERSE EFFECT" - any material adverse effect on the business, properties, assets, financial condition, liabilities or results of operations of the Reid Companies, taken as a whole, other than any effects arising out of or resulting from changes affecting the economy generally or the plastic containers industry generally.

         "REID MATERIAL CUSTOMERS" - as defined in Section 3.14(c).

         "REID OPTION PLAN" - the 1997 Reid Plastics Holdings, Inc. Stock Option Plan adopted by Reid Holdings on January 22, 1998.

         "REID OPTIONS" - options to purchase shares of Reid Holdings Stock, issued pursuant to the Reid Option Plan, whether vested or unvested.

         "REID PARENT" - Reid Holdings.

         "REID PARTIES" - Vestar, the Reid Parent and the Reid Companies.

         "REID PAYROLL POLICY" - any policy of making payments or other awards to employees of any Reid Company other than a Reid Bonus Plan, a Reid Fringe Benefit Plan, a Reid Pension Plan, a Reid Stock Plan, or a Reid Welfare Plan. Reid Payroll Policies include, but are not limited to, paid sick days, vacation days, and personal time off.

         "REID PENSION PLAN" - any Pension Plan maintained by any Reid Company or to which any Reid Company is required to contribute for any current or former employee.

         "REID PLAN" - each Reid Bonus Plan, Reid ERISA Plan, Reid Fringe Benefit Plan, Reid Payroll Policy and Reid Stock Plan.

         "REID PLASTICS" - Reid Plastics, Inc., a Delaware corporation and wholly-owned subsidiary of Reid Holdings.

         "REID PLASTICS LLC" - Reid Plastics Group LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company.

         "REID STOCK PLAN" - any compensatory interest option, restricted interest, interest appreciation right, phantom interest, or similar plan, program, or arrangement maintained by any Reid Company for the current, deferred, or contingent compensation of any of its employees, Affiliates or independent contractors with an interest in or other equity security of any Reid Company, a discount on the purchase price of any interest in or other equity security of any Reid Company, or a payment or other transfer of cash or property the amount or value of which is in any way contingent on any change in value of any interest in or other equity security of any Reid Company.

         "REID TRANSACTION PROPOSALS" - as defined in Section 7.6.

         "REID WELFARE PLAN" - any Welfare Plan (as defined in Section 3(1) of ERISA) maintained by any Reid Company or to which any Reid Company is required to contribute for any current or former employees.

         "REID'S ADVISORS" - as defined in Section 8.1.

         "REID'S INDEMNIFIED PERSONS" - as defined in Section 12.3.

         "REID'S KNOWLEDGE" - the Reid Parties will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as an executive officer of any Reid Parent or Reid Company (or in any similar capacity) has actual knowledge of such fact or other matter.

         "RELEASE" - any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment.

         "REPORTABLE EVENT" - as defined in Section 4043 of ERISA.

         "REPRESENTATIVE" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITIES ACT" - the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SUIZA BALANCE SHEET" - as defined in Section 4.4.

         "SUIZA BONUS PLAN" - any plan, scheme or arrangement, written or otherwise, pursuant to which any Suiza Company may be required to make a payment or other transfer to any of its Affiliates, employees, or independent contractors of cash or property the amount or value of which is in any way contingent on the objectively or subjectively determined attainment of any individual or group performance goals.

         "SUIZA COMPANIES" - the Franklin Companies and the PCI Companies.

         "SUIZA CONFIDENTIAL INFORMATION" - as defined in Section 13.1.

         "SUIZA CONTROLLED GROUP PLANS" - as defined in Section 4.10(b)(v).

         "SUIZA ERISA PLAN" - any Suiza Pension Plan or Suiza Welfare Plan.

         "SUIZA FACILITIES" - any real property, leaseholds, or other interests in real property owned or operated by any Suiza Company and any buildings, plants, structures, or fixtures owned or operated by any Suiza Company.

         "SUIZA FINANCIAL STATEMENTS" - as defined in Section 4.4.

         "SUIZA FOODS" - Suiza Foods Corporation, a Delaware corporation.

         "SUIZA FRINGE BENEFIT PLAN" - any plan, scheme, or arrangement currently maintained by any Suiza Company for the provision of "fringe benefits" to current or former employees within the meaning of IRC Sections 61(a) or 132(a).

         "SUIZA INDEBTEDNESS" - indebtedness of the Suiza Companies listed in
Section 10.11(b) of the Disclosure Letter which will be fully discharged concurrently with the Closing.

         "SUIZA IP" - as defined in Section 4.18(a).

         "SUIZA MATERIAL ADVERSE EFFECT" - any material adverse effect on the business, properties, assets, financial condition, liabilities or results of operations of the Suiza Companies, taken as a whole, other than any effects arising out of or resulting from changes affecting the economy generally or the plastic containers industry generally.

         "SUIZA MATERIAL CUSTOMERS" - as defined in Section 4.14(c).

         "SUIZA PACKAGING RESTRUCTURING" - the corporate restructuring of the packaging subsidiaries of Suiza Foods, in which (i) Suiza Foods will contribute the stock of Franklin to CCC, and (ii) CCC will contribute the stock of PCI to Franklin, with the result that PCI becomes the wholly-owned direct subsidiary of Franklin.

         "SUIZA PARENT" - Franklin.

         "SUIZA PARTIES" - Suiza Foods, the Suiza Parent and the Suiza
Companies.

         "SUIZA PAYROLL POLICY" - any policy of making payments or other awards to employees of any Suiza Company other than a Suiza Bonus Plan, a Suiza Fringe Benefit Plan, a Suiza Pension Plan, a Suiza Stock Plan, or a Suiza Welfare Plan. Suiza Payroll Policies include, but are not limited to, paid sick days, vacation days, and personal time off.

         "SUIZA PENSION PLAN" - any Pension Plan maintained by any Suiza Company or to which any Suiza Company is required to contribute for any current or former employee.

         "SUIZA PLAN" - each Suiza Bonus Plan, Suiza ERISA Plan, Suiza Fringe Benefit Plan, Suiza Payroll Policy, Suiza Pension Plan, Suiza Stock Plan and Suiza Welfare Plan.

         "SUIZA STOCK PLAN" - any compensatory interest option, restricted interest, interest appreciation right, phantom interest, or similar plan, program, or arrangement maintained by any Suiza Company for the current, deferred, or contingent compensation of any of its employees, Affiliates or independent contractors with an interest in or other equity security of any Suiza Company, a discount on the purchase price of any interest in or other equity security of any Suiza Company, or a payment or other transfer of cash or property the amount or value of which is in any way contingent on any change in value of any interest in or other equity security of any Suiza Company.

         "SUIZA TRANSACTION PROPOSALS" - as defined in Section 8.6.

         "SUIZA WELFARE PLAN" - any Welfare Plan (as defined in Section 3(1) of ERISA) maintained by any Suiza Company or to which any Suiza Company is required to contribute for any current or former employees.

         "SUIZA'S ADVISORS" - as defined in Section 7.1.

         "SUIZA'S INDEMNIFIED PERSONS" - as defined in Section 12.2.

         "SUIZA'S KNOWLEDGE" - Suiza will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as an executive officer of the Suiza Parent or any Suiza Company (or in any similar capacity) has actual knowledge of such fact or other matter.

         "TAXES" - all federal, state, local or foreign taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, real and personal property (tangible and intangible), sales, use, franchise, user, transfer, fuel, excess profits, occupational, employees' income withholding, unemployment and Social Security, alternative or add-on minimum, environmental and franchise taxes, including interest, penalties or additions to tax attributable to or imposed on or with respect to such taxes, which are imposed by any Governmental Body whether disputed or not.

         "TAX RETURN" - any return (including any information return), report, statement, schedule, notice, form, or other document or information, including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax.

         "TENDER OFFER" - as defined in Section 8.10.

         "TRANSFERRED EMPLOYEES" - as defined in Section 13.6.

         "VCP" - Vestar Capital Partners, a New York general partnership.

         "VCP MANAGEMENT AGREEMENT" - agreement dated the date hereof among VCP, Holdings and the Company providing for VCP to provide certain services to Holdings, the Company and the Company's subsidiaries.

         "VESTAR" - Vestar Packaging LLC, a Delaware limited liability company.

                                    SECTION 2

                        MERGERS AND CONTRIBUTION; CLOSING

         2.1      MERGERS AND CONTRIBUTION.

                  (a) On the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable Legal Requirements, at the Effective Time (i) each Franklin Company shall be merged with and into the Company, and (ii) each Reid Company (other than those incorporated outside the United States, which shall become subsidiaries of Reid Plastics LLC after the Mergers) will be merged with and into Reid Plastics LLC. As a result of the Mergers, the separate corporate or limited liability company existence of each Reid Company (other than those incorporated outside the United States) and each Franklin Company shall cease, and the Company and Reid Plastics LLC shall continue as the surviving entities of the Mergers, governed by their respective certificates of formation and limited liability company agreements. At the Effective Time, the effect of the Mergers shall be as provided by applicable Legal Requirements. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the properties, rights, privileges and powers of each Franklin Company will vest in the Company, and all debts, liabilities and duties of each Franklin Company will become the debts, liabilities and duties of the Company, including, without limitation, any liability to pay the bond tender premium in connection with the possible tender for the PCI Notes in accordance with Section 8.10 of this Agreement, which possible liability the Company hereby expressly agrees to assume (within the meaning of Treasury Regulation Section 1.461-4(d)(5)(i)), and (ii) all the properties, rights, privileges and powers of each Reid Company (other than those incorporated outside the United States and Reid Plastics) will vest in Reid Plastics LLC, and all the debts, liabilities and duties of each Reid Company (other than those incorporated outside the United States and Reid Plastics) will become the debts, liabilities and duties of Reid Plastics LLC. In effecting the Mergers, no Reid Company or Franklin Company which is a parent of another Reid Company or Franklin Company that is to be a constituent to any merger shall be merged prior to the time when such subsidiary is merged.

                  (b) On the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable Legal Requirements, at the Effective Time Suiza Foods shall cause the PCI Contribution to occur. As a result of the PCI Contribution, PCI shall become a wholly-owned direct subsidiary of the Company, and each of CPCI and CCCI shall survive as wholly-owned direct subsidiaries of PCI.

         2.2      CONSIDERATION.

                  (a) At the Effective Time, by virtue of the Mergers, without any action on the part of any party to this Agreement or any other Person, all of the outstanding equity interests of the Reid Companies and the Franklin Companies which are constituent companies in the Mergers shall be cancelled. In consideration for the Mergers and the PCI Contribution, Member Units shall be issued to the Reid Parent and the Suiza Parent in accordance with Section 2.3 hereof and the provisions of the Holdings LLC Agreement.

                  (b) At the Closing, Vestar shall contribute $60.8 million in cash to Holdings as set forth in the Holdings LLC Agreement, payable in immediately available funds, as part of its consideration for the portion of the Member Units issued to Vestar.

                  (c) At the Closing, Holdings or the Company shall distribute to Suiza Parent cash in the amount of (i) $366.7 million, plus (ii) accrued and unpaid interest from December 31, 1998 to the Effective Time on intercompany debt balances owed by Franklin to Suiza Foods at the interest rates listed in Schedule 2.2(c), plus (iii) any increase in the Other Intercompany Debt referred to in Schedule 2.2(c) from December 31, 1998 to the Effective Time over $26,400,464, minus (iv) any decrease in Other Intercompany Debt from December 31, 1998 to the Effective Time below $26,400,464. The difference in the amount of cash distributed to the Suiza Parent and $366,700,000 is referred to in this Agreement as the "Adjustment Amount".

         2.3      RESULTING OWNERSHIP OF THE COMPANY.

                  (a) At and immediately after the Effective Time, as a result of the Contemplated Transactions, the Suiza Parent shall hold 49% of the Member Units, or 4,900,000 Member Units on a primary basis, and the Reid Parent and Vestar shall hold 30.5% and 20.5%, respectively, and collectively, 51% of the Member Units on a primary basis, or 3,050,000 Member Units and 2,050,000 Member Units, respectively, and collectively 5,100,000 Member Units.

                  (b) At the Effective Time, each Franklin Option outstanding immediately prior to the Effective Time shall be replaced by an option to purchase Member Units (a "FRANKLIN REPLACEMENT OPTION") equal in economic value to the Franklin Option being replaced, on terms and conditions substantially identical to those contained in the original Franklin Option including, without limitation, the provisions therein with respect to vesting, forfeiture and liquidity rights. Upon exercise of any Franklin Replacement Option, Franklin shall transfer to Holdings for cancellation, without payment therefor by Holdings, a number of Member Units equal to the number of Member Units issued upon exercise of the Franklin Replacement Option. The Reid Options outstanding immediately prior to the Effective Time shall remain outstanding as options to purchase shares of Reid Holdings Stock.

         2.4 CLOSING. The closing of the Merger (the "CLOSING") will take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m. (local time) on the third business day following the satisfaction or waiver of all conditions precedent set forth in Sections 9 and 10, or at such other time and place as the Suiza Parent, Reid Parent and Vestar agree. Subject to the provisions of Section 11, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. As promptly as practicable on the Closing Date, the parties hereto shall cause the Mergers and the PCI Contribution to be consummated by filing the certificates of merger referenced in Section 2.5(e) with the Secretary of State of the State of Delaware and with the Secretary of State of each other state of formation of any Reid Company or Franklin Company.

         2.5      CLOSING OBLIGATIONS.  At the Closing:

                  (a) The Reid Parent, Vestar and the Suiza Parent will execute and deliver the Holdings LLC Agreement, substantially in the form of Exhibit A hereto, which will provide (among other things) for the issuance of Member Units to the Reid Parent, Vestar and the Suiza Parent.

                  (b) Unit Option Agreements, substantially in the form of Exhibit B hereto, will be executed and delivered to the Persons who the Suiza Parent, the Reid Parent and Vestar mutually agree upon.

                  (c) CCC, Holdings and the Company will execute and deliver the Trademark License Agreement, substantially in the form of Exhibit C hereto.

                  (d) The Reid Parent and the Suiza Parent will surrender for cancellation any stock certificates or other certificates evidencing their equity ownership interests in any Reid Company or Suiza Company, duly endorsed by the record holder thereof, and such certificates will be marked "cancelled."

                  (e) The Reid Companies and the Franklin Companies will execute certificates of merger in the form required by the relevant provisions of the applicable Legal Requirements of Delaware and each other state in which any Reid Company or Franklin Company is incorporated.

                  (f) The Supply Agreement by and among Suiza Foods, Holdings and the Company will become effective in accordance with its terms.

                  (g) Franklin and a Franklin Company will execute and deliver the Bill of Sale, Assignment and Assumption Agreement, substantially in the form of Exhibit F hereto.

                  (h) Holdings, the Company and the Reid Parent will execute and deliver the Assumption Agreement, substantially in the form of Exhibit G hereto.

         2.6      POST-CLOSING ADJUSTMENT.

                  (a) At least two business days prior to the Closing, the Suiza Parent will deliver to the Reid Parent and Vestar a preliminary calculation (with reasonable detail relating thereto) of the Adjustment Amount (the "ESTIMATED ADJUSTMENT AMOUNT"). The Suiza Parent will consult in good faith with the Reid Parent and Vestar with respect to the Estimated Adjustment Amount. The Estimated Adjustment Amount delivered by the Suiza Parent shall be the basis of calculating the payment to be made at Closing under Section 2.2(c).

                  (b) Within 30 days of the Closing, the Suiza Parent will prepare and deliver to the Reid Parent and Vestar a final calculation of the Adjustment Amount. If within 30 days of its receipt of the calculation, the Reid Parent or Vestar dispute the calculation of the Adjustment Amount and the parties are unable to resolve any disagreement with respect thereto by the 45th day following receipt of such calculation, the Suiza Parent, the Reid Parent and Vestar shall submit the dispute to Deloitte & Touche LLP or such other nationally recognized independent accounting firm as the parties shall agree upon (the "INDEPENDENT AUDITOR") for resolution. Holdings will pay the fees and expenses of the Independent Auditor.

                  (c) As soon as practicable, but in any event within 30 days after submission of the dispute to the Independent Auditor, the Independent Auditor will examine the dispute, make any adjustments it considers appropriate and deliver the revised calculation of the Adjustment Amount to the Suiza Parent, the Reid Parent and Vestar. The decision of the Independent Auditor with respect to the calculation will be final and binding on the parties.

                  (d) If the Adjustment Amount (as finally determined pursuant to this Section 2.6) is greater or less than the Estimated Adjustment Amount, the Company agrees to pay the amount of any such excess to the Suiza Parent, and the Suiza Parent agrees to pay to the Company the amount of any such shortfall, in cash. All such payments shall be made in immediately available funds in accordance with payment instructions from the party to whom the payment is due within three business days after the Adjustment Amount is finally determined pursuant to this
         Section 2.6.

                                    SECTION 3

               REPRESENTATIONS AND WARRANTIES OF THE REID PARTIES

         The Reid Parent represents and warrants to the Suiza Parent as follows (provided, however, that the Disclosure Letter sets forth certain exceptions to such representations and warranties or discloses certain matters in response to such representations and warranties, in each case identified by the applicable Section numbers below):

         3.1      ORGANIZATION AND GOOD STANDING.

                  (a) Each Reid Company and the Reid Parent is a corporation, limited partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, with full corporate, partnership or limited liability company power and authority to conduct its business as it is now being conducted. Each Reid Company is duly qualified to do business as a foreign corporation, limited partnership or foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing does not have a Reid Material Adverse Effect.

                  (b) The Reid Parent has made available to the Suiza Parents complete and correct copies of the Organizational Documents of each Reid Company, as currently in effect.

                  (c) Except as listed on Section 3.1(c) of the Disclosure Letter, no Reid Company owns any direct or indirect equity or debt interest in any other Person (except other Reid Companies), and no Reid Company is obligated or committed to acquire any such interest.

         3.2      AUTHORITY; NO CONFLICT; CONSENTS.

                  (a) This Agreement constitutes the legal, valid and binding obligation of each Reid Company and the Reid Parent, enforceable against such entities in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  (b) Each Reid Company and the Reid Parent has the requisite corporate, limited partnership or limited liability company right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each Reid Company and the Reid Parent have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as the case may be, on the part of such entity and its owners.

                  (c) Except as disclosed in Section 3.2(c) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

                           (i) conflict with any provision of the Organizational
                  Documents of any Reid Company or the Reid Parent;

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Reid Company or the Reid Parent is subject;

                           (iii) result in a violation of any of the terms or
                  requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Reid Company or the Reid Parent;

                           (iv) result in a violation or breach of any provision
                  of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract of any Reid Company described in Section 3.14(a); or

                           (v) result in the imposition or creation of any
                  Encumbrance upon any of the assets owned or used by any Reid Company.

                  (d) Neither any Reid Company nor the Reid Parent is or will be required to obtain any material Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except the Material Consents disclosed in Section 3.2(d) of the Disclosure Letter.

         3.3 CAPITALIZATION. The authorized and outstanding equity interests of each Reid Company are listed in Section 3.3 of the Disclosure Letter. The Reid Parent or one of the other Reid Companies are and will be on the Closing Date the record and beneficial owners and holders of all such equity interests, free and clear of all Encumbrances. All of such equity interests have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity interests in any Reid Company. None of the outstanding equity interests in any Reid Company was issued in violation of the Securities Act.

         3.4 FINANCIAL STATEMENTS. Included within Section 3.4 of the Disclosure Letter are the unaudited consolidated balance sheets and statements of operations, shareholder's equity and cash flows of the Reid Parent and its subsidiaries for the year ended and as at December 31, 1998 and the notes thereto (the "REID FINANCIAL STATEMENTS"). The Reid Financial Statements fairly present in all material respects the consolidated financial condition, results of operations, changes in stockholders' equity and cash flow of the Reid Parent on a consolidated basis, as at and for the year ended December 31, 1998. The Reid Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied. The Reid Financial Statements have been prepared from the books and records of the Reid Parent and its subsidiaries, which accurately and fairly reflect in all material respects the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by, the Reid Parent and its subsidiaries. All inventories and raw materials reflected in the balance sheet included in the Reid Financial Statements (the "REID BALANCE SHEET") or acquired since the date thereof are, in all material respects, of good and merchantable quality, salable in the Ordinary Course of Business (in the case of inventory held for sale), currently usable (in the case of other inventory and raw materials), or adequate reserves have been established with respect thereto. All accounts receivable, net of applicable reserves, reflected in the Reid Balance Sheet or acquired since the date thereof arose in the Ordinary Course of Business and are not subject to material set-off, counterclaim or other reduction.

         3.5 BOOKS AND RECORDS. The books of account and minute books of each Reid Company, all of which have been made available to the Suiza Parent, are complete and correct in all material respects. At the Closing, all of those books and records will be in the possession of the applicable Reid Company.

         3.6      TITLE TO PROPERTIES; ENCUMBRANCES.

                  (a) Section 3.6(a) of the Disclosure Letter includes a complete list (including the street address, where applicable) of each Reid Facility and one or more recent asset registers listing tangible personal property owned by the Reid Companies as of the date indicated. The tangible personal property of the Reid Companies is in good repair and operating condition, normal wear and tear excepted.

                  (b) Except as described in Section 3.6(a) of the Disclosure Letter, each Reid Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the Reid Facilities owned or operated by the Reid Companies or reflected as owned in the books and records of the Reid Companies, including all of the properties and assets reflected in the Interim Reid Balance Sheet (except for personal property sold since the date of the Reid Balance Sheet in the Ordinary Course of Business of the Reid Companies), and all of the properties and assets purchased or otherwise acquired by the Reid Companies since the date of the Reid Balance Sheet (except for personal property acquired and sold since the date of the Reid Balance Sheet in the Ordinary Course of Business of the Reid Companies). Except as described in Section 3.6(b) of the Disclosure Letter, all material properties and assets reflected in the Reid Balance Sheet are free and clear of all Encumbrances, except for Permitted Encumbrances.

                  (c) To Reid's Knowledge, there are no proceedings pending or threatened that would alter the current zoning classification of the Reid Facilities or alter any applicable laws, statutes, regulations, codes, conditions or restrictions related to zoning or land use that would adversely affect the existing use of the Reid Facilities in the business of the Reid Companies. Except as described in Section 3.6(c) of the Disclosure Letter, no Reid Company has received any written notice from any insurance company of any defects or inadequacies in the Reid Facilities that would, if not corrected, result in the termination of existing insurance coverage or a material increase in the present cost thereof. No Reid Company has received any written notice providing for or threatening the discontinuation of necessary utilities to the Reid Facilities. The Reid Parent is not a "foreign person" as that term is defined in Section 1445 of the IRC.

                  (d) The assets, properties and rights of the Reid Companies as of the Closing Date constitute all assets, properties and rights necessary for the conduct of the business of the Reid Companies as currently conducted. Except as disclosed in Section 3.6(d) of the Disclosure Letter, the Reid Companies consist of all of the plastic packaging operations or assets of the Reid Parent and its direct and indirect subsidiaries.

         3.7 NO UNDISCLOSED LIABILITIES. The Reid Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected or reserved against in the Reid

Balance Sheet, (b) current liabilities incurred by the Reid Companies in the Ordinary Course of Business since the date of the Reid Balance Sheet, (c) performance obligations under Contracts disclosed or not required to be disclosed pursuant to Section 3.14, and (d) matters disclosed in Section 3.7 of the Disclosure Letter.

         3.8      TAXES.  Except as set forth in Section 3.8 of the Disclosure
Letter:

                  (a) Each Reid Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. Each Reid Company has paid, or made provision for the payment of, all Taxes that have become due and payable as Taxes imposed on such Reid Company pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by such Reid Company, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (other than deferred Taxes reflecting differences between the book and tax basis in assets and liabilities) have been provided in the applicable Interim Reid Balance Sheet.

                  (b) No Reid Company has been granted an extension of time for filing any Tax Return that has not yet been filed.

                  (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Reid Company are adequate in all material respects. There exists no proposed tax assessment against any Reid Company except as disclosed in the Reid Balance Sheet. All Taxes that any Reid Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid timely to the proper Governmental Body, including without limitation all estimated payments of Taxes for the taxable period beginning January 1, 1999 in amounts that the Reid Parent and each Reid Company believe are appropriate under all Legal Requirements.

                  (d) All Tax Returns filed by any Reid Company are true, correct, and complete in all material respects, with respect to Taxes imposed on such Reid Company.

                  (e) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to any Reid Company for any taxable period.

                  (f) No Proceeding is pending or, to Reid's Knowledge, threatened in regard to any Taxes due from or with respect to any Reid Company or any Tax Return filed by or with respect to any Reid Company.

         3.9 NO MATERIAL ADVERSE CHANGE. Since the date of the Reid Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or financial condition of the Reid Companies, taken as a whole, except as set forth on Section 3.9 of the Disclosure Letter.

         3.10     EMPLOYEE BENEFITS.

                  (a) Section 3.10(a) of the Disclosure Letter lists each Reid Plan.

                  (b) Except as set forth in Section 3.10(b) of the Disclosure
         Letter:

                           (i) The terms and operations of each Reid Plan,
                  including the filing of reports and returns, have at all times been in accordance with ERISA, the IRC and each other applicable Legal Requirement, except for any failure to comply that could not reasonably be expected to have a Reid Material Adverse Effect.

                           (ii) No Reid Company has a contribution obligation to
                  a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                           (iii) Other than routine claims for benefits, there
                  are no audits by the IRS or the DOL or actions, suits, claims or investigations pending or, to Reid's Knowledge, threatened against or with respect to any of the Reid Plans or their assets, except for any audits, actions, suits, claims or investigations that could not reasonably be expected to have a Reid Material Adverse Effect.

                           (iv) With respect to any Employee Benefit Plan of any
                  Reid Company that is a "Defined Benefit Plan" with the meaning of ERISA Section 3(35), (A) such Reid Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums and contributions, all of which have been paid when due) and which have remained unsatisfied, (B) such Reid Company has not incurred any accumulated funding deficiency within the meaning of IRC Section 412 which remain outstanding and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under IRC
                  Section 412, and (C) no "Reportable Event" as defined in
                  Section 4043 of ERISA) has occurred or is expected to occur which, in the case of any of clause (A), (B) or (C), could reasonably be expected to have a Reid Material Adverse Effect.

                           (v) With respect to each Employee Benefit Plan
                  currently maintained or contributed to by any Reid Company or any ERISA Affiliate of a Reid Company, or with respect to which any Reid Company or ERISA Affiliate of a Reid Company has liability (the "REID CONTROLLED GROUP PLANS"), each such Reid Control Group Plan has been operated in compliance with ERISA, applicable tax qualification requirements and all other applicable Legal Requirements, except where noncompliance could not reasonably be expected to have a Reid Material Adverse Effect.

                           (vi) None of the Reid Companies, the Reid Parent, any
                  ERISA Affiliate of a Reid Company nor any plan fiduciary of any Reid Company Plan has engaged in any material transaction in violation of Section 406(a) of ERISA or any "prohibited transaction" (as defined in IRC Section 4975(c)(1) that would subject any Reid Company, the Company, Suiza Parent or any ERISA Affiliate of the foregoing to any material taxes, penalties or other material liabilities resulting from such transaction.

                  (c) Except as set forth in Section 3.10(c) of the Disclosure Letter, no Reid Company is a party to or subject to any collective bargaining agreement, contract, commitment or arrangement, nor does any other written agreement determine the terms and conditions of employment of any employee of any Reid Company, nor will this Agreement or the transactions contemplated hereby cause a termination or renegotiation of, or trigger any rights or result in a default under, any such agreement. To Reid's Knowledge, no attempts are presently being made to organize or represent any employees or group of employees of any Reid Company.

                  (d) No officer, director or employee of any of the Reid Companies will be entitled to any additional benefits or payments or any acceleration of the time of vesting of any payment or benefit under any Reid Plan as a result of the transactions contemplated by this Agreement either alone or in combination with any other event or occurrence (whether or not such benefit or payment would be subject to any excise tax or penalty under Section 280G or Section 4999 of the
         Code).

         3.11 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Section 3.11 of the Disclosure Letter:

                  (a) Each Reid Company is in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct or operation of its business.

                  (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) constitutes a violation by a Reid Company of, or a failure on the part of a Reid Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of any Reid Company to undertake, or to bear all or any portion of the cost of, any remedial action, except where such violation, failure or obligation would not have a Reid Material Adverse Effect.

                  (c) No Reid Company has received any outstanding notice from any Governmental Body or any other Person regarding (i) any actual or alleged violation of any Legal Requirement, or (ii) any actual or alleged obligation on the part of a Reid Company to undertake, or to bear the cost of, any remedial action of any nature, except where such violation or obligation would not have a Reid Material Adverse Effect.

                  (d) Each Reid Company holds all Governmental Authorizations that are required in connection with the business of such Reid Company. Each such Governmental Authorization is valid and in full force and effect except where the failure to keep such authorization valid and in full force and effect will not have a Reid Material Adverse Effect.

                  (e) Each Reid Company is in compliance with all of the terms and requirements of each Governmental Authorization applicable to it, except where the failure to be in compliance would not have a Reid Material Adverse Effect.

                  (f) No Reid Company has received any outstanding notice from any Governmental Body or any other Person regarding (i) any actual or alleged violation of any term or requirement of any material Governmental Authorization, or (ii) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of, or modification to any material Governmental Authorization.

                  (g) All applications required to have been filed for the renewal of any material Governmental Authorizations of the Reid Companies have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  (h) The Governmental Authorizations held by the Reid Companies constitute all of the Governmental Authorizations necessary to permit each Reid Company to lawfully conduct and operate its business in all material respects in the manner it currently operates such business.

                  (i) To Reid's Knowledge, since January 1, 1996, none of the officers, employees or agents of the Reid Companies, nor any other Person acting on behalf of any of them or any Reid Company has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any Legal Requirement, including, without limitation, the Foreign Corrupt Practices Act.

                  (j) Since January 1, 1996, no Reid Company has effected a recall or withdrawal of any of its products and, to Reid's Knowledge, no facts have existed that, if known by the applicable Governmental Body, would have resulted in a recall or withdrawal.

         3.12     LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Section 3.12(a) of the Disclosure Letter, there is no Proceeding:

                           (i) pending or, to Reid's Knowledge, threatened
                  against any Reid Company that, alone or in the aggregate, has had or could (if decided adversely) reasonably be expected to have, a Reid Material Adverse Effect; or

                           (ii) that challenges, or that may have the effect of
                  preventing or making illegal, any of the Contemplated Transactions.

                  The Reid Parent has made available, or has caused the applicable Reid Company to make available, to the Suiza Parent copies of all pleadings, correspondence, and other documents relating to each pending Proceeding related to any Reid Company.

                  (b) Except as set forth in Section 3.12(b) of the Disclosure
         Letter:

                           (i) there is no Order to which any Reid Company is
                  subject;

                           (ii) no Affiliate, agent, or employee of any Reid
                  Company is subject to any Order that materially prohibits such Affiliate, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of such Reid Company; and

                           (iii) no event has occurred or circumstance exists
                  that constitutes or results in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Reid Company is subject.

         3.13 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Section 3.13 of the Disclosure Letter, since the date of the Reid Balance Sheet, each Reid Company has conducted its businesses only in the Ordinary Course of Business and there has not been any Reid Material Adverse Effect or any:

                  (a) change in the authorized or issued equity interests of any Reid Company; grant of any option or right to purchase equity interests in any Reid Company; issuance of any security convertible into equity interests of any Reid Company; grant of any registration rights; purchase, redemption, retirement, or other acquisition by such Reid Company of any equity interests; or declaration or payment of any dividend or other distribution or payment in respect of equity interests;

                  (b) amendment to the Organizational Documents of any Reid Company;

                  (c) except to the extent required by an agreement in effect on the date hereof and listed in Section 3.13 of the Disclosure Letter, payment or increase by any Reid Company of any bonuses, salaries or other compensation to any Affiliate of such Reid Company, or (except in the Ordinary Course of Business) any employee, officer or director of any Reid Company, or entry into any employment, severance or similar Contract with any Affiliate or employee, officer or director of any Reid Company;

                  (d) adoption of, or increase in the payments to or benefits under, any Reid Plan;

                  (e) damage to or destruction or loss of any material asset or property of any Reid Company that exceeds $100,000 in value, individually or in the aggregate, and is not covered by insurance;

                  (f) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to any Reid Company that could exceed $100,000 or any breach or default (or event that with notice or lapse of time would constitute a breach or default) under any such Contract;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, license or other disposition of any asset or property valued in excess of $100,000, individually or in the aggregate, of any Reid Company or any Encumbrance on any material asset or property of any Reid Company;

                  (h) any incurrence of indebtedness for borrowed money, except in the Ordinary Course of Business, in excess of $100,000 in the aggregate;

                  (i) change in the accounting methods used by any Reid Company;

                  (j) Contract, whether oral or written, by any Reid Company to do any of the foregoing; or

                  (k) change in any material Tax elections, material change in any method of accounting with respect to any material Taxes, material amendment of any material Tax Return, or settlement or compromise of any proceeding with respect to any material Tax.

         3.14     CONTRACTS; NO DEFAULTS.

                  (a) Except for Reid Permitted Encumbrances, Section 3.14(a) of the Disclosure Letter contains a complete and accurate list of:

                           (i) each Contract that involves performance of
                  services or delivery of goods or materials by or to any Reid Company of an amount or value that could exceed $100,000;

                           (ii) each Contract that was not entered into in the
                  Ordinary Course of Business and that involves expenditures or receipts of any Reid Company that could exceed $100,000 or that is otherwise material to any Reid Company;

                           (iii) each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property used by any Reid Company (except personal property leases, real property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000);

                           (iv) each Contract containing (A) covenants not to
                  compete, (B) employee non-solicitation and/or no-hire agreements, (C) "most favored nations" provisions or (D) similar agreements that materially restrict the business activity of any Reid Company or limit the freedom of any Reid Company to engage in any line of business or to compete with any Person;

                           (v) each employment, consulting, noncompetition,
                  separation, collective bargaining, union or labor Contract applicable to any Reid Company;

                           (vi) each Contract by and between any Reid Company
                  and the Reid Parent or any Reid Company or any Affiliate of any Reid Company or, to Reid's Knowledge, any immediate family member of an Affiliate of a Reid Company;

                           (vii) each Contract under which any Reid Company is
                  obligated to indemnify, or entitled to indemnification from, any third party, excluding any agreement that requires indemnification solely for a breach of such agreement and excluding any indemnification obligation or right that could not reasonably be expected to involve more than $100,000;

                           (viii) each Contract for capital expenditures by any
                  Reid Company in excess of $100,000;

                           (ix) each Contract to which any Reid Company is a
                  party concerning Intellectual Property; and

                           (x) each amendment, supplement, and modification
                  (whether oral or written) in respect of any of the foregoing.

                  (b) With respect to the Contracts identified in Section 3.14(a) of the Disclosure Letter:

                           (i) each Contract is in full force and effect and is
                  valid and enforceable in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating or affecting creditors' rights generally and by general equity principles;

                           (ii) the Reid Parent has delivered to the Suiza
                  Parent a copy of each such Contract that is in writing and a written summary accurately describing the material provisions of each such Contract that is not in writing;

                           (iii) each Reid Company is in compliance with all
                  material terms and requirements of such Contracts; and

                           (iv) no Reid Company has given to or received from
                  any other Person any notice regarding any actual or alleged violation or default of any such Contract.

                  (c) Section 3.14(c) of the Disclosure Letter includes a complete list of each customer of any Reid Company that has accounted for more than $1,000,000 in gross sales of the Reid Companies for the twelve months ended December 31, 1998 (the "REID MATERIAL CUSTOMERS"). None of the Reid Material Customers has notified any Reid Company or the Reid Parent of any intention to, or to Reid's Knowledge, otherwise threatened to, terminate or materially alter its relationship with any Reid Company, and there has been no material dispute with a Reid Material Customer since January 1, 1997.

         3.15     INSURANCE.

                  (a) The Reid Parent has delivered to the Suiza Parent true and complete copies of all policies of insurance to which any Reid Company is a party or under which any Reid Company, or any director (or similar Affiliate) of a Reid Company, is covered.

                  (b) Section 3.15 of the Disclosure Letter describes:

                           (i) any self-insurance arrangement by any Reid
                  Company, including any reserves established thereunder; and

                           (ii) all material obligations of any Reid Company to
                  third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) All policies to which any Reid Company is a party or that provide coverage to any Reid Company, taken together, provide adequate insurance coverage for the assets and the operations of the Reid Companies for all risks normally insured against by a Person carrying on the same business as the Reid Companies.

                  (d) No Reid Company has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or will be renewed only with a material increase in cost or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         3.16 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.16 of the Disclosure Letter and except as would not, individually or in the aggregate, reasonably be expected to result in a Reid Material Adverse Effect:

                  (a) No Reid Company has violated or is in violation of any Environmental Law.

                  (b) None of the Reid Facilities or any facility formerly owned or operated by the Reid Parent or any Reid Company contains any Hazardous Materials in amounts exceeding the levels permitted by applicable Environmental Law and/or under circumstances that would require remediation or removal under Environmental Law.

                  (c) No Reid Company has engaged in any Hazardous Activities, and no Hazardous Materials have been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law or in a manner that could reasonably be expected to result in liability under or relating to Environmental Laws, to or from any of the Reid Facilities or any facility formerly owned or operated by the Reid Parent or any Reid Company.

                  (d) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with, or potential liability under or relating to, any Environmental Law conducted by or on behalf of any Reid Company, or which are in the possession of any Reid Company, relating to the facilities, business or activities of any Reid Company or any of the Reid Facilities that have not been made available to the Suiza Parents.

                  (e) Neither any Reid Company nor the Reid Parent has received any actual or threatened Order or notice or other written communication from any Governmental Body or the current or prior owner or operator of any Reid Facilities or any other Person, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear any cost, damage, expense, liability, or obligation arising from or under any Environmental Law.

                  (f) No Reid Company has assumed, contractually or by operation of law, any liability or obligation under or relating to Environmental Laws.

         3.17 LABOR RELATIONS; COMPLIANCE. Section 3.17 of the Disclosure Letter includes a complete list of all current employees of each Reid Company as of the date set forth therein, including date of employment, current title and compensation, and date and percentage of last increase in compensation and indicating any employees on disability or other permitted leaves of absence. There is not presently pending or existing (a) any strike, slowdown, picketing, work stoppage, or material employee grievance process, or (b) any material Proceeding against or affecting any Reid Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters. To Reid's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other material labor dispute. There is no lockout of any employees by any Reid Company. Each Reid Company has made good faith efforts to comply with, and to Reid's Knowledge has complied in all material respects with, all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

         3.18     INTELLECTUAL PROPERTY.

                  (a) Section 3.18(a) of the Disclosure Schedule contains a complete and accurate list and summary description of, with respect to all Intellectual Property owned, held or used by each Reid Company ("REID IP"), all patents, registrations or applications and all material unregistered Reid IP.

                  (b) Except as disclosed in Section 3.18(b) of the Disclosure Schedule, (i) the Reid Companies own or have the right to use all the Intellectual Property necessary or desirable to conduct their businesses in all material respects as currently conducted and consistent with past practice, free of all Encumbrances; (ii) to Reid's Knowledge, all of the Reid IP is valid, enforceable and unexpired, has not been abandoned, does not infringe, impair or make unauthorized use of ("INFRINGE") the Intellectual Property of any third party and is not being Infringed by any third party; (iii) no Order or Proceeding is pending, or to Reid's Knowledge, threatened, that limits or challenges the ownership, use, validity or enforceability of any Reid IP; and (iv) the Reid Companies have taken all reasonable steps to protect, maintain and safeguard the Reid IP, including without limitation the Reid IP that is confidential in nature.

         3.19 BROKERS OR FINDERS. None of the Reid Parties or their Affiliates or agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions for which any Reid Party, Holdings, the Company, or any Suiza Party or any of their Affiliates will be liable, except for the $5 million fee, plus expenses, to be paid to Vestar at the Effective Time pursuant to the VCP Management Agreement and as set forth in Section 3.19 of the Disclosure Letter.

         3.20 COMPETING INTERESTS. Except as set forth in Section 3.20 of the Disclosure Letter, neither the Reid Parent, nor any Person that controls, is controlled by or is under common control with either Reid Parent, nor, to Reid's Knowledge, any Affiliate of any Reid Company owns, directly or indirectly, an interest in any Person that is a competitor, customer or supplier of any Reid Company or that otherwise has material business dealings with any Reid Company, other than ownership of less than 1% of publicly traded securities of such Person.

         3.21 INVESTMENT INTENT. The Reid Parent is acquiring its Member Units pursuant to the Merger for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         3.22 PRODUCT WARRANTY AND PRODUCT LIABILITY. There are no material product warranty or product liability claims pending or, to Reid's Knowledge, threatened against the Reid Parent or any Reid Company. The Reid Parent has made available to the Suiza Parents a complete and accurate list of all warranty information provided to or relied upon by their respective customers. Section
3.22 of the Disclosure Letter sets forth a complete and accurate summary of product warranty or product liability claims over $100,000 made against the Reid Parent or any Reid Company within the past two years.

         3.23 YEAR 2000 COMPLIANCE. Except as set forth in Section 3.23 of the Disclosure Letter, to Reid's Knowledge, the properties and assets of each Reid Company, including, but not limited to, computer hardware, microprocessor driven equipment, software and data, owned or used by any Reid Company, will accurately process, in all material respects, date and time data after December 31, 1999, and no Reid Company will suffer a material loss of functional ability when processing dates and related data outside the 1900-1999 year range.

         3.24 NO MISREPRESENTATIONS. The representations, warranties and statements made by the Reid Parties in or pursuant to this Agreement are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.


                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF SUIZA PARTIES

         The Suiza Parent represents and warrants to the Reid Parent as follows (provided, however, that the Disclosure Letter sets forth certain exceptions to such representations and warranties or discloses certain matters in response to such representations and warranties, in each case identified by the applicable Section numbers below):

         4.1      ORGANIZATION AND GOOD STANDING.

                  (a) Each Suiza Company and the Suiza Parent is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, with full corporate or limited liability company power and authority to conduct its business as it is now being conducted. Each Suiza Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by it or the ownership or leasing of its properties requires such qualification, except where such failure to so qualify or to be in good standing could not reasonably be expected to have a Suiza Material Adverse Effect.

                  (b) The Suiza Parent has made available to the Reid Parent complete and correct copies of the Organizational Documents of each Suiza Company, as currently in effect.

                  (c) Except as listed on Section 4.1(c) of the Disclosure Letter, no Suiza Company owns any direct or indirect equity or debt interest in any other Person (except other Suiza Companies), and no Suiza Company is obligated or committed to acquire any such interest.

         4.2      AUTHORITY; NO CONFLICT; CONSENTS.

                  (a) This Agreement constitutes the legal, valid and binding obligation of each Suiza Company and the Suiza Parent, enforceable against such entities in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  (b) Each Suiza Company and the Suiza Parent have the requisite corporate right, power, authority and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by each Suiza Company and the Suiza Parent have been duly authorized by all necessary corporate action on the part of such entities and their owners.

                  (c) Except as disclosed in Section 4.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

                           (i) conflict with any provision of the Organizational
                  Documents of any Suiza Company or the Suiza Parent;

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Suiza Company or the Suiza Parent is subject;

                           (iii) result in a violation of any of the terms or
                  requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Suiza Company or the Suiza Parent;

                           (iv) result in a violation or breach of any provision
                  of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract of any Suiza Company described in Section 4.14(a); or

                           (v) result in the imposition or creation of any
                  Encumbrance upon any of the assets owned or used by any Suiza Company.

                  (d) No Suiza Company nor the Suiza Parent is or will be required to obtain any material Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except the Material Consents disclosed in Section 4.2 of the Disclosure Letter, which will be obtained by Closing.

         4.3 CAPITALIZATION. The authorized and outstanding equity interests of each Suiza Company (without giving effect to the Suiza Packaging Restructuring) are listed in Section 4.3 of the Disclosure Letter. The Suiza Parent or one of the Suiza Companies is and will be on the Closing Date the record and beneficial owner and holder of all such equity interests, free and clear of all Encumbrances except as set forth in Section 4.3 of the Disclosure Letter. All of such equity interests have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity interests in any Suiza Company except as set forth in
Section 4.3 of the Disclosure Letter. None of the outstanding equity interests in any Suiza Company was issued in violation of the Securities Act.

         4.4 FINANCIAL STATEMENTS. Included within Section 4.4 of the Disclosure Letter is the unaudited combined balance sheet and unaudited combined statement of operations of Suiza Packaging (Franklin Plastics, Inc. and subsidiaries for the year ended December 31, 1998 and the PCI Companies for the period from the date of acquisition to December 31, 1998) (together, the "SUIZA FINANCIAL STATEMENTS"). The Suiza Financial Statements fairly present in all material respects the financial condition and results of operations of Suiza Packaging, as at and for the year ended December 31, 1998. The Suiza Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosure. All inventories and raw materials reflected in the balance sheets included in the Suiza Financial Statements (the "SUIZA BALANCE SHEET") or acquired since the date thereof are, in all material respects, of good and merchantable quality, salable in the Ordinary Course of Business (in the case of inventory held for sale), currently usable (in the case of other inventory and raw materials), or adequate reserves have been established with respect thereto. All accounts receivable, net of applicable reserves, reflected in the Suiza Balance Sheet or acquired since the date thereof arose in the Ordinary Course of Business and are not subject to material set-off, counterclaim or other reduction.

         4.5 BOOKS AND RECORDS. The books of account and minute books of each Suiza Company, all of which have been made available to the Reid Parent, are complete and correct in all material respects. At the Closing, all of those books and records will be in the possession of the applicable Suiza Company.

         4.6 TITLE TO PROPERTIES; ENCUMBRANCES.

             (a) Section 4.6(a) of the Disclosure Letter includes a complete list (including the street address, where applicable) of each Suiza Facility and one or more recent asset registers listing tangible personal property owned by the Suiza Companies as of the date indicated. The tangible personal property of the Suiza Companies is in good repair and operating condition, normal wear and tear excepted.

             (b) Except as described in Section 4.6(a) of the Disclosure Letter, each Suiza Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the Suiza Facilities owned or operated by the Suiza Companies or reflected as owned in the books and records of the Suiza Companies, including all of the properties and assets reflected in the Suiza Balance Sheet (except for personal property sold since the date of the Suiza Balance Sheet in the Ordinary Course of Business of the Suiza Companies), and all of the properties and assets purchased or otherwise acquired by the Suiza Companies since the date of the Suiza Balance Sheet (except for personal property acquired and sold since the date of the Suiza Balance Sheet in the Ordinary Course of Business of the Suiza Companies). Except as described in Section 4.6(b) of the Disclosure Letter, all material properties and assets reflected in the Suiza Balance Sheet are free and clear of all Encumbrances, except for Permitted Encumbrances.

                  (c) To Suiza's Knowledge, there are no proceedings pending or threatened that would alter the current zoning classification of the Suiza Facilities or alter any applicable laws, statutes, regulations, codes, conditions or restrictions related to zoning or land use that would adversely affect the existing use of the Suiza Facilities in the business of the Suiza Companies. Except as described in Section 4.6(c) of the Disclosure Letter, no Suiza Company has received any written notice from any insurance company of any defects or inadequacies in the Suiza Facilities that would, if not corrected, result in the termination of existing insurance coverage or a material increase in the present cost thereof. No Suiza Company has received any written notice providing for or threatening the discontinuation of necessary utilities to the Suiza Facilities. The Suiza Parent is not a "foreign person" as that term is defined in Section 1445 of the IRC.

                  (d) The assets, properties and rights of the Suiza Companies as of the Closing Date constitute all assets, properties and rights necessary for the conduct of the business of the plastics packaging business of the Suiza Parties as currently conducted in the United States, except for (i) the operations of Neva Plastics, Inc. in Puerto Rico, and (ii) the operations conducted by Affiliates of Suiza Foods that manufacture plastic packaging products solely for their own use. Except as disclosed in Section 4.6(d) of the Disclosure Letter, the Suiza Parent or the Suiza Companies own all of such plastic packaging operations or assets.

         4.7 NO UNDISCLOSED LIABILITIES. The Suiza Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected or reserved against in the Suiza Balance Sheet, (b) current liabilities incurred by the Suiza Companies in the Ordinary Course of Business since the date of the Suiza Balance Sheet, (c) performance Obligations under Contracts disclosed or not required to be disclosed pursuant to Section 4.14, and (d) matters disclosed in Section 4.7 of the Disclosure Letter.

         4.8 TAXES. Except as set forth in Section 4.8 of the Disclosure Letter:

                  (a) Each Suiza Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. Each Suiza Company has paid, or made provision for the payment of, all Taxes that have become due and payable as Taxes imposed on such Suiza Company pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by such Suiza Company, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (other than deferred Taxes reflecting differences between the book and tax basis in assets and liabilities) have been provided in the applicable Interim Suiza Balance Sheet.

                  (b) No Suiza Company has been granted an extension of time for filing any Tax Return that has not yet been filed.

                  (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Suiza Company are adequate in all material respects. There exists no proposed tax assessment against any Suiza Company except as disclosed in the Suiza Balance Sheet. All Taxes that any Suiza Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid timely to the proper Governmental Body; including without limitation all estimated payments of Taxes for the taxable period beginning January 1, 1999 in amounts that the Suiza Parent and each Suiza Company believes are appropriate under all Legal Requirements.

                  (d) All Tax Returns filed by any Suiza Company are true, correct, and complete in all material respects, with respect to Taxes imposed on such Suiza Company.

                  (e) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to any Suiza Company for any taxable period.

                  (f) No Proceeding is pending or, to Suiza's Knowledge, threatened in regard to any Taxes due from or with respect to any Suiza Company or any Tax Return filed by or with respect to any Suiza Company.

         4.9 NO MATERIAL ADVERSE CHANGE. Since the date of the Suiza Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or financial condition of the Suiza Companies, taken as a whole, except as set forth on Section 4.9 of the Disclosure Letter.

         4.10     EMPLOYEE BENEFITS.

                  (a) Section 4.10(a) of the Disclosure Letter lists each Suiza Plan.

                  (b) Except as set forth in Section 4.10(b) of the Disclosure
         Letter:

                           (i) The terms and operations of each Suiza Plan,
                  including the filing of reports and returns, have at all times been in accordance with ERISA, the IRC and each other applicable Legal Requirement, except for any failure to comply that could not reasonably be expected to have a Suiza Material Adverse Effect.

                           (ii) No Suiza Company has a contribution obligation
                  to a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                           (iii) Other than routine claims for benefits, there
                  are no audits by the IRS or the DOL or actions, suits, claims or investigations pending or, to Suiza's Knowledge, threatened against or with respect to any of the Suiza Plans or their assets except for any audits, actions, suits, claims or investigations that could not reasonably be expected to have a Suiza Material Adverse Effect.

                           (iv) With respect to any Employee Benefit Plan of any
                  Suiza Company that is a "Defined Benefit Plan" with the meaning of ERISA Section 3(35), (A) such Suiza Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums and contributions, all of which have been paid when due) and which have remained unsatisfied, (B) such Suiza Company has not incurred any accumulated funding deficiency within the meaning of IRC Section 412 which remains outstanding and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under IRC Section 412, and (C) no "Reportable Event" as defined in Section 4043 of ERISA) has occurred or is expected to occur, which in the case of any of clause (A), (B) or (C), could reasonably be expected to have a Suiza Material Adverse Effect.

                           (v) With respect to each Employee Benefit Plan
                  currently maintained or contributed to by any Suiza Company or any ERISA Affiliate of a Suiza Company, or with respect to which any Suiza Company or ERISA Affiliate of a Suiza Company has liability (the "SUIZA CONTROLLED GROUP PLANS"), each such Suiza Control Group Plan has been operated in compliance with ERISA, applicable tax qualification requirements and all other applicable Legal Requirements except where noncompliance could not reasonably be expected to have a Suiza Material Adverse Effect.

                           (vi) None of the Suiza Companies, the Suiza Parent,
                  any ERISA Affiliate of a Suiza Company nor any plan fiduciary of any Suiza Company Plan has engaged in any material transaction in violation of Section 406(a) of ERISA or any "prohibited transaction" (as defined in IRC Section 4975(c)(1) that would subject any Suiza Company, the Company, the Reid Parent or any ERISA Affiliate of the foregoing to any material taxes, penalties or other material liabilities resulting from such transaction.

                  (c) Except as set forth in Section 4.10(c) of the Disclosure Letter, no Suiza Company is a party to or subject to any collective bargaining agreement, contract, commitment or arrangement, nor does any other written agreement determine the terms and conditions of employment of any employee of any Suiza Company, nor will this Agreement or the transactions contemplated hereby cause a termination or renegotiation of, or trigger any rights or result in a default under, any such agreement. To Suiza's Knowledge, no attempts are presently being made to organize or represent any employees or group of employees of any Suiza Company.

                  (d) No officer, director or employee of any of the Suiza Companies will be entitled to any additional benefits or payments or any acceleration of the time of vesting of any payment or benefit under any Suiza Plan as a result of the transactions contemplated by this Agreement either alone or in combination with any other event or occurrence (whether or not such benefit or payment would be subject to any excise tax or penalty under Section 280G or Section 4999 of the
         Code).

         4.11 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Section 4.11 of the Disclosure Letter:

                  (a) Each Suiza Company is in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct or operation of its business.

                  (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) constitutes a violation by a Suiza Company of, or a failure on the part of a Suiza Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of any Suiza Company to undertake, or to bear all or any portion of the cost of, any remedial action, except where such violation, failure or obligation would not have a Suiza Material Adverse Effect.

                  (c) No Suiza Company has received any outstanding notice from any Governmental Body or any other Person regarding (i) any actual or alleged violation of any Legal Requirement, or (ii) any actual or alleged obligation on the part of a Suiza Company to undertake, or to bear the cost of, any remedial action of any nature, except where such violation or obligation would not have a Suiza Material Adverse Effect.

                  (d) Each Suiza Company holds all Governmental Authorizations that are required in connection with the business of such Suiza Company. Each such Governmental Authorization is valid and in full force and effect except where the failure to keep such authorization valid and in full force and effect will not have a Suiza Material Adverse Effect.

                  (e) Each Suiza Company is in compliance with all of the terms and requirements of each Governmental Authorization applicable to it, except where the failure to be in compliance would not have a Suiza Material Adverse Effect.

                  (f) No Suiza Company has received any outstanding notice from any Governmental Body or any other Person regarding (i) any actual or alleged violation of any term or requirement of any material Governmental Authorization, or (ii) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of, or modification to any material Governmental Authorization.

                  (g) All applications required to have been filed for the renewal of any material Governmental Authorizations of the Suiza Companies have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  (h) The Governmental Authorizations held by the Suiza Companies constitute all of the Governmental Authorizations necessary to permit each Suiza Company to lawfully conduct and operate its business in all material respects in the manner it currently operates such business.

                  (i) To Suiza's Knowledge, since January 1, 1996, none of the officers, employees or agents of the Suiza Companies, nor any other Person acting on behalf of any of them or any Suiza Company has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any Legal Requirement, including, without limitation, the Foreign Corrupt Practices Act.

                  (j) Since January 1, 1996, no Suiza Company has effected a recall or withdrawal of any of its products, and, to Suiza's Knowledge, no facts have existed that, if known by the applicable Governmental Body, would have resulted in a recall or withdrawal.

         4.12     LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Section 4.12(a) of the Disclosure Letter, there is no Proceeding:

                           (i) pending or, to Suiza's Knowledge, threatened
                  against any Suiza Company that, alone or in the aggregate, has had or could (if decided adversely) reasonably be expected to have, a Suiza Material Adverse Effect; or

                           (ii) that challenges, or that may have the effect of
                  preventing or making illegal, any of the Contemplated Transactions.

                  The Suiza Parent has made available, or have caused the applicable Suiza Company to make available, to the Reid Parent copies of all pleadings, correspondence, and other documents relating to each pending Proceeding related to any Suiza Company.

                  (b) Except as set forth in Section 4.12(b) of the Disclosure
         Letter:

                           (i) there is no Order to which any Suiza Company is
                  subject;

                           (ii) no Affiliate, agent, or employee of any Suiza
                  Company is subject to any Order that materially prohibits such Affiliate, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of such Suiza Company; and

                           (iii) no event has occurred or circumstance exists
                  that constitutes or results in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Suiza Company is subject.

         4.13 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Section 4.13 of the Disclosure Letter, since the date of the Suiza Balance Sheet, each Suiza Company has conducted its businesses only in the Ordinary Course of Business and there has not been any Suiza Material Adverse Effect or any:

                  (a) change in the authorized or issued equity interests of any Suiza Company; grant of any option or right to purchase equity interests in any Suiza Company; issuance of any security convertible into equity interests of any Suiza Company; grant of any registration rights; purchase, redemption, retirement, or other acquisition by such Suiza Company of any equity interests; or declaration or payment of any dividend or other distribution or payment in respect of equity interests;

                  (b) amendment to the Organizational Documents of any Suiza Company;

                  (c) except to the extent required by an agreement in effect on the date hereof and listed in Section 4.13 of the Disclosure Letter, payment or increase by any Suiza Company of any bonuses, salaries or other compensation to any Affiliate of such Suiza Company, or (except in the Ordinary Course of Business) any employee, officer or director of any Suiza Company, or entry into any employment, severance or similar Contract with any Affiliate or employee, officer or director of any Suiza Company;

                  (d) adoption of, or increase in the payments to or benefits under, any Suiza Plan.

                  (e) damage to or destruction or loss of any material asset or property of any Suiza Company that exceeds $100,000 in value, individually or in the aggregate, and is not covered by insurance;

                  (f) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to any Suiza Company that could exceed $100,000 or any breach or default (or event that with notice or lapse of time would constitute a breach or default) under any such Contract;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, license or other disposition of any asset or property valued in excess of $100,000, individually or in the aggregate, of any Suiza Company or any Encumbrance on any material asset or property of any Suiza Company;

                  (h) any incurrence of indebtedness for borrowed money, except in the Ordinary Course of Business, in excess of $100,000 in the aggregate;

                  (i) change in the accounting methods used by any Suiza Company; or

                  (j) Contract, whether oral or written, by any Suiza Company to do any of the foregoing; or

                  (k) change in any material Tax elections, material change in any method of accounting with respect to any material Taxes, material amendment of any material Tax Return, or settlement or compromise of any proceeding with respect to any material Tax.

         4.13A ABSENCE OF CERTAIN CHANGES AND EVENTS -- FRANKLIN. Except as set forth in Section 4.13A of the Disclosure Letter, since the date of the Suiza Balance Sheet, Franklin has conducted its business only in the Ordinary Course of Business and has not purchased, redeemed, retired, or acquired any of its equity interests, or declared or paid any dividend or other distribution or payment in respect of its equity interests.

         4.14     CONTRACTS; NO DEFAULTS.

                  (a) Except for Suiza Permitted Encumbrances, Section 4.14(a) of the Disclosure Letter contains a complete and accurate list of:

                           (i) each Contract that involves performance of
                  services or delivery of goods or materials by or to any Suiza Company of an amount or value that could exceed $100,000;

                           (ii) each Contract that was not entered into in the
                  Ordinary Course of Business and that involves expenditures or receipts of any Suiza Company that could exceed $100,000 or that is otherwise material to any Suiza Company;

                           (iii) each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property used by any Suiza Company (except personal property leases, real property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000);

                           (iv) each Contract containing (A) covenants not to
                  compete, (B) employee non-solicitation and/or no-hire agreements, (C) "most-favored nations" provisions; or (D) similar agreements that materially restrict the business activity of any Suiza Company or limit the freedom of any Suiza Company to engage in any line of business or to compete with any Person;

                           (v) each employment, consulting, noncompetition,
                  separation, collective bargaining, union or labor Contract applicable to any Suiza Company;

                           (vi) each Contract by and between any Suiza Company
                  and the Suiza Parent or any Suiza Company or any Affiliate of any Suiza Company or, to Suiza's Knowledge, any immediate family member of an Affiliate of a Suiza Company;

                           (vii) each Contract under which any Suiza Company is
                  obligated to indemnify, or entitled to indemnification from, any third party, excluding any agreement that requires indemnification solely for a breach of such agreement and excluding any indemnification obligation or right that could not reasonably be expected to involve more than $100,000;

                           (viii) each Contract for capital expenditures by any
                  Suiza Company in excess of $100,000;

                           (ix) each Contract to which any Suiza Company is a
                  party concerning Intellectual Property; and

                           (x) each amendment, supplement, and modification
                  (whether oral or written) in respect of any of the foregoing.

                  (b) With respect to the Contracts identified in Section 4.14(a) of the Disclosure Letter:

                           (i) each Contract is in full force and effect and is
                  valid and enforceable in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating or affecting creditors' rights generally and by general equity principles;

                           (ii) the Suiza Parent has delivered to the Reid
                  Parent a copy of each such Contract that is in writing and a written summary accurately describing the material provisions of each such Contract that is not in writing;

                           (iii) each Suiza Company is in compliance with all
                  material terms and requirements of such Contracts; and

                           (iv) no Suiza Company has given to or received from
                  any other Person any notice regarding any actual or alleged violation or default of any such Contract.

                  (c) Section 4.14(c) of the Disclosure Letter includes a complete list of each customer of any Suiza Company that has accounted for more than $1,000,000 in gross sales of the Suiza Companies for the twelve months ended December 31, 1998 (the "SUIZA MATERIAL CUSTOMERS"). None of the Suiza Material Customers has notified any Suiza Company or the Suiza Parent of any intention to, or to Suiza's Knowledge, otherwise threatened to, terminate or materially alter its relationship with any Suiza Company, and there has been no material dispute with a Suiza Material Customer since January 1, 1997.

         4.15     INSURANCE.

                  (a) The Suiza Parent has delivered to the Reid Parent true and complete copies of all policies of insurance to which any Suiza Company is a party or under which any Suiza Company, or any director (or similar Affiliate) of a Suiza Company, is covered.

                  (b) Section 4.15 of the Disclosure Letter describes:

                           (i) any self-insurance arrangement by any Suiza
                  Company, including any reserves established thereunder; and

                           (ii) all material obligations of any Suiza Company to
                  third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) All policies to which any Suiza Company is a party or that provide coverage to any Suiza Company, taken together, provide adequate insurance coverage for the assets and the operations of the Suiza Companies for all risks normally insured against by a Person carrying on the same business as the Suiza Companies.

                  (d) No Suiza Company has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or will be renewed only with a material increase in cost or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         4.16 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.16 of the Disclosure Letter and except as would not, individually or in the aggregate, reasonably be expected to result in a Suiza Material Adverse Effect:

                  (a) No Suiza Company has violated or is in violation of any Environmental Law.

                  (b) None of the Suiza Facilities or any facility formerly owned or operated by the Suiza Parent or any Suiza Company contains any Hazardous Materials in amounts exceeding the levels permitted by applicable Environmental Law and/or under circumstances that would require remediation or removal under Environmental Law.

                  (c) No Suiza Company has engaged in any Hazardous Activities, and no Hazardous Materials have been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law or in a manner that could reasonably be expected to result in liability under or relating to Environmental Laws, to or from any of the Suiza Facilities or any facility formerly owned or operated by the Suiza Parent or any Suiza Company.

                  (d) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with, or potential liability under or relating to, any Environmental Law conducted by or on behalf of any Suiza Company, or which are in the possession of any Suiza Company, relating to the facilities, business or activities of any Suiza Company or any of the Suiza Facilities that have not been made available to the Reid Parents.

                  (e) No Suiza Company or the Suiza Parent has received any actual or threatened Order or notice or other written communication from any Governmental Body or the current or prior owner or operator of any Suiza Facilities or any other Person, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear any cost, damage, expense, liability, or obligation arising from or under any Environmental Law.

                  (f) No Suiza Company has assumed, contractually or by operation of law, any liability or obligation under or relating to Environmental Laws.

         4.17 LABOR RELATIONS; COMPLIANCE. Section 4.17 of the Disclosure Letter includes a complete list of all current employees of each Suiza Company as of the date set forth therein, including date of employment, current title and compensation, and date and percentage of last increase in compensation and indicating any employees on disability or other permitted leaves of absence. There is not presently pending or existing (a) any strike, slowdown, picketing, work stoppage, or material employee grievance process, or (b) any material Proceeding against or affecting any Suiza Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters. To Suiza's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other material labor dispute. There is no lockout of any employees by any Suiza Company. Each Suiza Company has made good faith efforts to comply with, and to Suiza's Knowledge has complied in all material respects with, all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

         4.18     INTELLECTUAL PROPERTY.

                  (a) Section 4.18(a) of the Disclosure Schedule contains a complete and accurate list and summary description of, with respect to all Intellectual Property owned, held or used by each Suiza Company ("SUIZA IP"), all patents, registrations or applications and all material unregistered Suiza IP.

                  (b) Except as disclosed in Section 4.18(b) of the Disclosure Schedule, (i) the Suiza Companies own or have the right to use all the Intellectual Property necessary or desirable to conduct their businesses in all material respects as currently conducted and consistent with past practice, free of all Encumbrances; (ii) to Suiza's Knowledge, all of the Suiza IP is valid, enforceable and unexpired, has not been abandoned, does not Infringe the Intellectual Property of any third party and is not being Infringed by any third party; (iii) no Order or Proceeding is pending, or to Suiza's Knowledge, threatened, that limits or challenges the ownership, use, validity or enforceability of any Suiza IP; and (iv) the Suiza Companies have taken all reasonable steps to protect, maintain and safeguard the Suiza IP, including without limitation the Suiza IP that is confidential in nature.

         4.19 BROKERS OR FINDERS. Except as set forth in Section 4.19 of the Disclosure Letter, none of the Suiza Parties, or their Affiliates or agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions for which any Suiza Party, Holdings, the Company or the Reid Party or any of their Affiliates will be liable.

         4.20 COMPETING INTERESTS. Except as set forth in Section 4.20 of the Disclosure Letter, neither the Suiza Parent nor any Person that controls, is controlled by or is under common control with the Suiza Parent, nor, to Suiza's Knowledge, any Affiliate of any Suiza Company owns, directly or indirectly, an interest in any Person that is a competitor, customer or supplier of any Suiza Company or that otherwise has material business dealings with any Suiza Company, other than ownership of less than 1% of publicly traded securities of such Person.

         4.21 INVESTMENT INTENT. The Suiza Parent is acquiring its Member Units pursuant to the Mergers for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.22 PRODUCT WARRANTY AND PRODUCT LIABILITY. There are no material product warranty or product liability claims pending or, to Suiza's Knowledge, threatened against the Suiza Parent or any Suiza Company. The Suiza Parent has made available to the Reid Parent a complete and accurate list of all warranty information provided to or relied upon by their respective customers. Section
4.22 of the Disclosure Letter sets forth a complete and accurate summary of product warranty or product liability claims over $100,000 made against the Suiza Parent or any Suiza Company within the past two years.

         4.23 HOLDINGS AND THE COMPANY. Except for the negotiation and execution of this Agreement and the other documents expressly contemplated hereby, and except for its obligations hereunder and thereunder, neither Holdings nor the Company nor any subsidiary thereof has engaged in any business activities or entered into any agreement or arrangement, and Holdings and the Company and their subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise).

         4.24 YEAR 2000 COMPLIANCE. Except as set forth in Section 4.24 of the Disclosure Letter, to Suiza's Knowledge, the properties and assets of each Suiza Company, including, but not limited to, computer hardware, microprocessor driven equipment, software and data, owned or used by any Suiza Company, will accurately process, in all material respects, date and time data after December 31, 1999, and no Suiza Company will suffer a material loss of functional ability when processing dates and related data outside the 1900-1999 year range.

         4.25 NO MISREPRESENTATIONS. The representations, warranties and statements made by Suiza in or pursuant to this Agreement are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

                                    SECTION 5

                    REPRESENTATIONS AND WARRANTIES OF VESTAR

         Vestar represents and warrants to the Suiza Parties as follows:

         5.1      ORGANIZATION AND GOOD STANDING.

                  (a) Vestar is a limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, with full power and authority to conduct its business as it is now being conducted

                  (b) Vestar has made available to the Suiza Parent complete and correct copies of its Organizational Documents, as currently in effect.

         5.2      AUTHORITY; NO CONFLICT; CONSENTS.

                  (a) This Agreement constitutes the legal, valid and binding obligation of Vestar, enforceable against it in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  (b) Vestar has the requisite limited liability company right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Vestar have been duly authorized by all necessary limited liability company action, on the part of such entity and its owners.

                  (c) Except as disclosed in Section 5.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

                           (i) conflict with any provision of the Organizational
                  Documents of Vestar; or

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Vestar is subject.

                                    SECTION 6

                  REPRESENTATIONS AND WARRANTIES OF SUIZA FOODS

         Suiza Foods represents and warrants to the Reid Parties as follows:

         6.1      ORGANIZATION AND GOOD STANDING.

                  (a) Suiza Foods is a corporation duly organized, validly existing, and in good standing under the laws of its state of formation, with full corporate power and authority to conduct its business as it is now being conducted

                  (b) Suiza Foods has made available to the Reid Parents complete and correct copies of its Organizational Documents, as currently in effect.

         6.2      AUTHORITY; NO CONFLICT; CONSENTS.

                  (a) This Agreement constitutes the legal, valid and binding obligation of Suiza Foods, enforceable against such entity in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  (b) Suiza Foods has the requisite corporate right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Suiza Foods has been duly authorized by all necessary corporate action on the part of such entity and its owners.

                  (c) Except as disclosed in Section 6.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

                           (i) conflict with any provision of the Organizational
                  Documents of Suiza Foods; or

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Suiza Foods is subject.

                                    SECTION 7

                 COVENANTS OF REID PARTIES PRIOR TO CLOSING DATE

         7.1 ACCESS AND INVESTIGATION. Following the date of this Agreement, the Reid Parties will (a) afford the Suiza Parties and their Representatives and their lenders and their

Representatives (collectively, "SUIZA'S ADVISORS") reasonable access during normal business hours to the personnel, properties, contracts, books and records, and other documents and data of the Reid Companies, (b) furnish the Suiza Parties and Suiza's Advisors with copies of all such contracts, books and records, and other existing documents and data as the Suiza Parties may reasonably request with respect to the Reid Companies, and (c) furnish the Suiza Parties and Suiza's Advisors with such additional financial, operating, and other data and information with respect to the Reid Companies as the Suiza Parties and Suiza's Advisors may reasonably request, including financial statements.

         7.2 OPERATION OF THE BUSINESS OF THE REID COMPANIES. Between the date of this Agreement and the Closing Date, each Reid Company will, and the Reid Parent will cause the Reid Companies to:

                  (a) conduct the business of each Reid Company only in the Ordinary Course of Business, including without limitation, not declaring or paying cash dividends or making cash or other distributions on equity securities, or redeeming or repurchasing equity securities;

                  (b) use their commercially reasonable efforts to preserve intact the current business organization of each Reid Company, keep available the services of the current officers, employees, and agents of each Reid Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Reid Company;

                  (c) otherwise report periodically to the Suiza Parent concerning the status of the business, operations, and finances of the Reid Companies;

                  (d) not, (i) change any material Tax elections, (ii) materially change any method of accounting with respect to any material Taxes, (iii) materially amend any material Tax Return, or (iv) settle or compromise any proceeding with respect to any material Tax; and

                  (e) make all estimated tax payments due during such period in amounts appropriate under applicable Legal Requirements.

         7.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Reid Companies will not, and the Reid Parent will cause the Reid Companies not to, without the prior consent of the Suiza Parent, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.13 will occur.

         7.4 NOTIFICATION. Between the date of this Agreement and the Closing Date, the Reid Parent will promptly notify the Suiza Parent in writing if the Reid Parent or any Reid Company becomes aware of any fact or condition that causes or constitutes a material breach of any of the representations and warranties of any Reid Party as of the date of this Agreement, or if any Reid Parent or any Reid Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Reid Parent will promptly notify the Suiza Parent of the occurrence of any material breach of any covenant of the Reid Parent or any Reid Company in this
Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible.

         7.5 DISTRIBUTIONS AND CERTAIN OTHER RESTRICTED PAYMENTS. Between the date of this Agreement and the Closing Date, the Reid Companies will not, and the Reid Parent will cause the Reid Companies not to, (a) declare or pay any distributions in respect of any equity interests of any Reid Company or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any equity interests of any Reid Company.

         7.6 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 11, the Reid Parties will not, and will cause their Representatives not to, directly or indirectly (a) solicit, initiate, encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person (other than any Suiza Party) relating to, other than the Contemplated Transactions, (i) any acquisition or purchase of 5% or more of the assets of the Reid Parent or any other direct or indirect subsidiary of the Reid Parent that owns any of the packaging assets contemplated to be part of the Contemplated Transactions, (ii) any direct or indirect acquisition or purchase of any equity securities of any Reid Parent or any other direct or indirect subsidiary of the Reid Parent that owns any of the packaging assets contemplated to be part of the Contemplated Transactions, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Reid Parent or any other direct or indirect subsidiary of the Reid Parent that owns any of the packaging assets contemplated to be part of the Contemplated Transactions or (iv) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Contemplated Transactions or which would or would reasonably be expected to materially dilute the benefits to the Suiza Parties of the Contemplated Transactions (collectively, the "REID TRANSACTION PROPOSALS"), or agree to or endorse any Reid Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than any Suiza Party) to do or seek any of the foregoing. If Vestar or the Reid Parent receives or becomes aware of a Reid Transaction Proposal after the date hereof, Vestar or the Reid Parent shall provide the Suiza Parent with prompt written notice thereof and shall promptly inform the Suiza Parent of the terms and conditions of such proposal and the identity of the persons making it. Vestar and the Reid Parent will immediately cease and cause their advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Vestar and the Reid Parent agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which Vestar or the Reid Parent is a party.

         7.7 COMMERCIALLY REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, the Reid Parent and each Reid Company will use commercially reasonable efforts to cause the conditions in Section 9 to be satisfied. None of the Reid Parties shall have any obligation to comply with any request or requirement imposed by any Governmental Body in connection therewith if the Reid Parties, in the exercise of their reasonable discretion, elect not to do so. Without limiting the generality of the foregoing, the Reid Parties shall not be obligated to comply with any request by, or any requirement of, any Governmental Body (i) to dispose of any assets or operations; or (ii) to comply with any restriction on the manner in which it conducts its operations.

         7.8 ASSISTANCE WITH PERMITS AND FILINGS. The Reid Parent and each Reid Company will furnish the Suiza Parent with all information that is required for inclusion in any application or filing to be made by any Suiza Party or its affiliates to any Governmental Body in connection with the Contemplated Transactions. The Reid Parent and each Reid Company will use commercially reasonable efforts to assist the Suiza Parent in obtaining any Governmental Authorizations, or any Consents related thereto, that the Suiza Parent, Holdings or the Company will require in connection with the Contemplated Transactions.

         7.9 CONFIDENTIALITY. The Reid Parent and each Reid Company will maintain in confidence, and will cause their respective Representatives to maintain in confidence, any information furnished to them by or on behalf of either of the Suiza Parent, any Suiza Company or Suiza's Representatives in connection with this Agreement or the Contemplated Transactions to the extent required by, and in accordance with, the provisions of the letter dated March 23, 1999 executed by the Reid Parent and the Suiza Parent.

         7.10 ASSIGNMENT OF INDEMNIFICATION RIGHTS. The Reid Parties shall use commercially reasonable efforts to cause any and all contracts under which the Reid Parent is, or may in the future be, entitled to indemnification payments from an unaffiliated third party in connection with the assets or operations of the Reid Parent, to be assigned to a Reid Company.

         7.11 APPRAISAL. The parties hereto agree to engage a reputable appraiser to appraise the fair market values of (i) the fully diluted capital stock of Franklin and (ii) the fully diluted Member Units.

                                    SECTION 8

                COVENANTS OF SUIZA PARTIES PRIOR TO CLOSING DATE

         8.1 ACCESS AND INVESTIGATION. Following the date of this Agreement, the Suiza Parties will (a) afford the Reid Parties and their Representatives and their lenders and their Representatives (collectively, "REID'S ADVISORS") reasonable access during normal business hours to the personnel, properties, contracts, books and records, and other documents and data of the Suiza Companies, (b) furnish the Reid Parties and Reid's Advisors with copies of all such contracts, books and records, and other existing documents and data as the Reid Parties may reasonably request with respect to the Suiza Companies, and (c) furnish the Reid Parties and Reid's Advisors with such additional financial, operating, and other data and information with respect to the Suiza Companies as the Reid Parties may reasonably request, including financial statements.

         8.2 OPERATION OF THE BUSINESS OF THE SUIZA COMPANIES. Between the date of this Agreement and the Closing Date, each Suiza Company will, and the Suiza Parent will cause the Suiza Companies to:

                  (a) conduct the business of each Suiza Company only in the Ordinary Course of Business, including without limitation, not declaring or paying cash dividends or making cash or other distributions on equity securities, or redeeming or repurchasing equity securities; except as described in Schedule 8.2;

                  (b) use their commercially reasonable efforts to preserve intact the current business organization of each Suiza Company, keep available the services of the current officers, employees, and agents of each Suiza Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Suiza Company;

                  (c) otherwise report periodically to the Reid Parent concerning the status of the business, operations, and finances of the Suiza Companies; and

                  (d) not, (i) change any material Tax elections, (ii) materially change any method of accounting with respect to any material Taxes, (iii) materially amend any material Tax Return, or (iv) settle or compromise any proceeding with respect to any material Tax.

         8.2A OPERATION OF THE BUSINESS OF FRANKLIN. Between the date of this Agreement and the Closing Date, Franklin will conduct its business only in the Ordinary Course of Business, including not declaring or paying cash dividends or making cash or other distributions on equity securities, or redeeming or repurchasing equity securities, except as described in Schedule 8.2A;

         8.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Suiza Parent and the Suiza Companies will not, and the Suiza Parent will cause the Suiza Companies not to, without the prior consent of the Reid Parent, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Sections
4.13 or 4.13A will occur.

         8.4 NOTIFICATION. Between the date of this Agreement and the Closing Date, the Suiza Parent will promptly notify the Reid Parent in writing if the Suiza Parent or Suiza Company becomes aware of any fact or condition that causes or constitutes a material breach of any of the representations and warranties of any Suiza Party as of the date of this Agreement, or if the Suiza Parent or Suiza Company becomes aware of the occurrence after the date of this

Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Suiza Parent will promptly notify the Reid Parent of the occurrence of any material breach of any covenant of the Suiza Parent or Suiza Company in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 10 impossible.

         8.5 DISTRIBUTIONS AND CERTAIN OTHER RESTRICTED PAYMENTS. Between the date of this Agreement and the Closing Date, the Suiza Companies will not, and the Suiza Parent will cause the Suiza Companies not to, (a) declare or pay any distributions in respect of any equity interests of any Suiza Company or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any equity interests of any Suiza Company.

         8.6 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 11, the Suiza Parties will not, and will cause their Representatives not to, directly or indirectly (a) solicit, initiate, encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person (other than any Reid Party) relating to, other than the Contemplated Transactions, (i) any acquisition or purchase of 5% or more of the assets of the Suiza Parent or any other direct or indirect subsidiary of Suiza Foods that owns any of the packaging assets contemplated to be part of the Contemplated Transactions, (ii) any direct or indirect acquisition or purchase of any equity securities of Suiza Parent or any other direct or indirect subsidiary of Suiza Foods that owns any of the packaging assets contemplated to be part of the Contemplated Transactions, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Suiza Parent or any other direct or indirect subsidiary of Suiza Foods that owns any of the packaging assets contemplated to be part of the Contemplated Transactions or (iv) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Contemplated Transactions or which would or would reasonably be expected to materially dilute the benefits to the Reid Parties of the Contemplated Transactions (collectively, the "SUIZA TRANSACTION PROPOSALS"), or agree to or endorse any Suiza Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than any Reid Party) to do or seek any of the foregoing. If Suiza Foods or the Suiza Parent receives or becomes aware of a Suiza Transaction Proposal after the date hereof, Suiza Foods or the Suiza Parent shall provide the Reid Parent with prompt written notice thereof and shall promptly inform the Reid Parent of the terms and conditions of such proposal and the identity of the persons making it. Suiza Foods and the Suiza Parent will immediately cease and cause their advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Suiza Foods and the Suiza Parent agree not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which Suiza Foods or the Suiza Parent is a party.

         8.7 COMMERCIALLY REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, the Suiza Parties will use commercially reasonable efforts to cause the conditions in Section 10 to be satisfied. None of the Suiza Parties shall have any obligation to comply with any request or requirement imposed by any Governmental Body in connection therewith if the Suiza Parties, in the exercise of their reasonable discretion, elect not to do so. Without limiting the generality of the foregoing, the Suiza Parties shall not be obligated to comply with any request by, or any requirement of, any Governmental Body (i) to dispose of any assets or operations; or (ii) to comply with any restriction on the manner in which it conducts its operations.

         8.8 ASSISTANCE WITH PERMITS AND FILINGS. The Suiza Parent and each Suiza Company will furnish the Reid Parent with all information that is required for inclusion in any application or filing to be made by any Reid Party or its affiliates to any Governmental Body in connection with the Contemplated Transactions. The Suiza Parent and each Suiza Company will use commercially reasonable efforts to assist the Reid Parent in obtaining any Governmental Authorizations, or any Consents related thereto, that either Reid Parent, Holdings or the Company will require in connection with the Contemplated Transactions.

         8.9 CONFIDENTIALITY. Suiza Foods, the Suiza Parent and each Suiza Company will maintain in confidence, and will cause their respective Representatives to maintain in confidence, any non-public information furnished to them by or on behalf of the Reid Parent, any Reid Company or Reid's Representatives in connection with this Agreement or the Contemplated Transactions to the extent required by, and in accordance with, the provisions of the letter dated March 23, 1999 executed by the Reid Parent and the Suiza Parent. In the case of Suiza Foods, Suiza Foods hereby agrees to be bound by the terms of such letter as if Suiza Foods were a party thereto.

         8.10 TENDER OFFER. After the date hereof (the "COMMENCEMENT DATE"), Suiza Foods may cause PCI to commence a tender offer to purchase all of the PCI Notes for cash at a purchase price that is mutually agreeable to Suiza Foods, the Reid Parent and Vestar (the "TENDER OFFER"). Pursuant to the Tender Offer, PCI would agree to purchase the PCI Notes that are validly tendered and not withdrawn prior to the expiration date set forth in the Offer to Purchase (the "INITIAL EXPIRATION DATE"). PCI may, at any time and from time to time until July 31, 1999 (assuming all the conditions to the Tender Offer have not been met), extend the Initial Expiration Date. The date that is the later of the Initial Expiration Date and the latest time and date to which the Tender Offer may be extended is called the "EXPIRATION DATE." The consummation of the Tender Offer would be conditioned upon a mutually agreeable minimum principal amount of the PCI Notes having been validly tendered and not withdrawn at the Expiration Date and upon the satisfaction of such conditions as shall be mutually agreed among Suiza Foods, the Reid Parent and Vestar. If the Tender Offer is commenced, PCI shall comply with, and make any filings or take any other actions required to be taken under state or federal law in connection with the commencement and consummation of the Tender Offer. If the Tender Offer is commenced, concurrently with the Tender Offer Suiza intends to cause PCI to solicit and obtain the consent (the "CONSENTS") of the holders of a majority in principal amount of the PCI Notes to the adoption of amendments to the covenants and the provisions of the Indenture governing the PCI Notes to be mutually agreed among Suiza Foods, the Reid Parent and Vestar (the "PROPOSED AMENDMENTS"). The purchase of PCI Notes pursuant to the Tender Offer, if any, shall be funded out of the proceeds from the financing referred to in Section 9.10 and Section 10.8. If the Tender Offer is not made, or the Tender Offer's minimum tender condition or any other condition is not met, or the Tender Offer is successful but less than all the PCI Notes are tendered and purchased, the PCI Notes not repurchased shall remain outstanding as indebtedness of PCI.

         8.11 ASSIGNMENT OF INDEMNIFICATION RIGHTS. The Suiza Parties shall use commercially reasonable efforts to cause any and all contracts under which Franklin is, or may in the future be, entitled to indemnification payments from an unaffiliated third party in connection with the assets or operations of Franklin, to be assigned to a Suiza Company.

         8.12 CONTRIBUTION BY SUIZA PARENT. Prior to the Closing, Suiza Foods shall cause Franklin to transfer to a Franklin Company all assets used or held by Franklin in connection with its plastics packaging business, and all of its liabilities associated with such assets, pursuant to a Bill of Sale, Assignment and Assumption Agreement in the form attached as Exhibit F hereto.

         8.13 APPRAISAL. The parties hereto agree to engage a reputable appraiser to appraise the fair market values of (i) the fully diluted capital stock of Franklin and (ii) the fully diluted Member Units.

                                    SECTION 9

         CONDITIONS PRECEDENT TO THE SUIZA PARTIES' OBLIGATION TO CLOSE

         The obligation of the Suiza Parties to complete the Contemplated Transactions, and take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Suiza Parent, in whole or in part):

         9.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties of any Reid Party in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects as of such date; and the Reid Parent shall have delivered to the Suiza Parent a closing certificate, executed by an officer of the Reid Parent and dated the Closing Date, to that effect.

         9.2      REID'S PERFORMANCE.

                  (a) All of the covenants and obligations that the Reid Parent or any Reid Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects;

         and the Reid Parent shall have delivered to the Suiza Parent a closing certificate, executed by an officer of the Reid Parent and dated the Closing Date, to that effect.

                  (b) Each document required to be delivered by the Reid Parent or any Reid Company pursuant to Section 2.5 must have been delivered.

         9.3 ABSENCE OF MATERIAL ADVERSE EFFECTS. Since the date of this Agreement, no Reid Material Adverse Effect shall have occurred.

         9.4 CONSENTS. Any Material Consents that the Suiza Parent, any Suiza Company, the Reid Parent, any Reid Company or the Company are required to obtain to consummate the Contemplated Transactions must have been obtained and must be in full force and effect. Without limiting the generality of the foregoing, all filings pursuant to the New Jersey Industrial Site Recovery Act, the Connecticut Transfer Act and the HSR Act shall have been made by the Suiza Parties and the Reid Parties, and the required waiting period under the HSR Act shall have expired or been terminated without any threat or commencement of antitrust proceedings with respect to the Contemplated Transactions and without any request or requirement upon any Suiza Party or any of its affiliates to comply with any request or requirement imposed by the FTC, the DOJ or any other Governmental Body in connection with the HSR Act.

         9.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against the Suiza Parent, or against any Person affiliated with the Suiza Parent, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing or making illegal any of the Contemplated Transactions.

         9.6 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) result in a material violation of, or cause the Suiza Parent or any Person affiliated with the Suiza Parent to suffer any material adverse effect under, any applicable Legal Requirement or Order.

         9.7 LEGAL OPINION. The Reid Parent shall have delivered to the Suiza Parent a legal opinion of the Reid Parent's counsel, substantially in the form attached hereto as Exhibit D.

         9.8 CAPITAL CONTRIBUTION. Vestar shall have contributed $60.8 million in cash to Holdings.

         9.9 CASH PAYMENT. The Company or Holdings shall have distributed to the Suiza Parent the payment required by Section 2.2(c), payable in immediately available funds, in accordance with payment instructions from the Suiza Parent delivered to the Company or Holdings at least two days prior to the Closing.

         9.10 FINANCING. The Company or Holdings shall have received financing in the amounts and in all material respects on the other terms and conditions set forth in the executed commitment letter from Bankers Trust Company and the executed "highly confident" letter from

Donaldson Lufkin & Jenrette Securities Corporation, each delivered in connection with the Proposed Transaction and made available to the parties hereto.

         9.11 FIRPTA CERTIFICATE. The Reid Parent shall have delivered to the Suiza Parent at the Closing a certificate complying with the Code and Treasury Regulations, in form and substance reasonable satisfactory to the Suiza Parent, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

         9.12 DISCHARGE OF INDEBTEDNESS Holdings and the Company shall have fully discharged the Reid Indebtedness listed in Section 10.11(a) of the Disclosure Letter and the Suiza Indebtedness listed in Section 10.11(b) of the Disclosure Letter.

         9.13 SUIZA BANK CONSENT. The Suiza Parties shall have received the consent, termination and release of First Union National Bank, as agent, to release the liens on the stock and assets of the Suiza Companies, pledged as security in connection with the Credit Agreement dated as of May 22, 1998 by and among Suiza Foods, the lenders named therein and First Union National Bank, as agent.

                                   SECTION 10

          CONDITIONS PRECEDENT TO THE REID PARTIES' OBLIGATION TO CLOSE

         The obligation of the Reid Parties to complete the Contemplated Transactions and take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Reid Parent, in whole or in part):

         10.1 ACCURACY OF REPRESENTATIONS. All of the Suiza Parties' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects as of such date; and the Suiza Parent shall have delivered to the Reid Parent a closing certificate, executed by an officer of the Suiza Parent and dated the Closing Date, to that effect.

         10.2     SUIZA'S PERFORMANCE.

                  (a) All of the covenants and obligations that the Suiza Parent or any Suiza Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects; and the Suiza Parent shall have delivered to the Reid Parent a closing certificate, executed by an officer of the Suiza Parent and dated the Closing Date, to that effect.

                  (b) Each document required to be delivered by the Suiza Parent or any Suiza Company pursuant to Section 2.5 must have been delivered.

         10.3 ABSENCE OF MATERIAL ADVERSE EFFECTS. Since the date of this Agreement, no Suiza Material Adverse Effect shall have occurred.

         10.4 CONSENTS. Any Material Consents that the Suiza Parent, any Suiza Company, any Reid Company, Holdings or the Company are required to obtain to consummate the Contemplated Transactions must have been obtained and must be in full force and effect. Without limiting the generality of the foregoing, all filings pursuant to the New Jersey Industrial Site Recovery Act, the Connecticut Transfer Act and HSR Act shall have been made by the Suiza Parties and the Reid Parties, and the required waiting period under the HSR Act shall have expired or been terminated without any threat or commencement of antitrust proceedings with respect to the Contemplated Transactions and without any request or requirement upon any Reid Party or any of their affiliates to comply with any request or requirement imposed by the FTC, the DOJ or any other Governmental Body in connection with the HSR Act.

         10.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against the Reid Parent, or against any Person affiliated with the Reid Parent, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing or making illegal any of the Contemplated Transactions.

         10.6 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) result in a material violation of, or cause the Reid Parent or any Person affiliated with the Reid Parent to suffer any material adverse effect under, any applicable Legal Requirement or Order.

         10.7 LEGAL OPINION. The Suiza Parent shall have delivered to the Reid Parent a legal opinion of Suiza Parent's counsel, in form and substance reasonably acceptable to the Reid Parent's legal counsel, with respect to the matters referred to in Exhibit E.

         10.8 FINANCING. The Company shall have received financing in the amounts and in all material respects on the other terms and conditions set forth in the executed commitment letter from Bankers Trust Company and the executed "highly confident" letter from Donaldson Lufkin & Jenrette Securities Corporation, each delivered in connection with the Proposed Transaction and made available to the parties hereto.

         10.9 FIRPTA CERTIFICATE. The Suiza Parent shall have delivered to the Reid Parent at the Closing a certificate complying with the Code and Treasury Regulations, in form and substance reasonably satisfactory to the Reid Parent, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

         10.10 DISCHARGE OF INDEBTEDNESS. Holdings and the Company shall have fully discharged the Reid Indebtedness listed in Section 10.10(a) of the Disclosure Letter and the Suiza Indebtedness listed in Section 10.10(b) of the Disclosure Letter.

         10.11 SUIZA BANK CONSENT. The Suiza Parties shall have received the consent, termination and release of First Union National Bank, as agent, to release the liens on the stock and assets of the Suiza Companies, pledged as security in connection with the Credit Agreement dated as of May 22, 1998 by and among Suiza Foods, the lenders named therein and First Union National Bank, as agent.

                                   SECTION 11

                                   TERMINATION

         11.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by the Suiza Parent or the Reid Parent if a material breach of any provision of this Agreement has been committed by the other party, and such breach has not been cured within thirty days of the breaching party first having knowledge of such breach, or waived by the nonbreaching party.

                  (b) (i) by the Suiza Parent if satisfaction of any condition in Section 9 is or becomes impossible (other than through the failure of the Suiza Parent or Suiza Company to comply with its obligations under this Agreement) and the Suiza Parent has not waived such condition, or (ii) by the Reid Parent, if satisfaction of such condition in Section 10 is or becomes impossible (other than through the failure of the Reid Parent or any Reid Company to comply with their respective obligations under this Agreement) and the Reid Parent has not waived such condition;

                  (c) by mutual consent of the Suiza Parent and the Reid Parent; or

                  (d) by the Suiza Parent or the Reid Parent if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement or its affiliates to comply fully with its obligations under this Agreement) on or before July 31, 1999 or such later date as the parties may agree upon.

         11.2 EFFECT OF TERMINATION. Each party's right of termination under
Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 7.9, 8.9 and 13.1 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or one of its affiliates, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   SECTION 12

                            INDEMNIFICATION; REMEDIES

         12.1 REPRESENTATIONS; SURVIVAL. Except for the express representations and warranties contained in Sections 3, 4, 5 and 6 and in any certificate delivered pursuant to this Agreement, none of the parties to this Agreement are making any representation or warranty whatsoever, express or implied, including but not limited to any implied warranty or representation as to condition, merchantability or suitability, as to any of the properties or assets of the Reid Companies or the Suiza Companies. It is understood that, except as otherwise specified in this Agreement and except to the extent included within or incorporated into the Disclosure Letter, any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations provided or addressed to any party to this Agreement or any other Person are not and shall not be deemed to be or to include representations or warranties of any party to this Agreement. Except as otherwise provided in this Section 12.1, all representations and warranties in this Agreement and any other certificate or document delivered pursuant to this Agreement will terminate eighteen months after the Closing; provided, however, that (a) if any breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.8, 3.10, 3.11, 3.12 or 3.16 or in Sections 4.1, 4.2, 4.8,
4.10, 4.11, 4.12 or 4.16 constitutes a violation of any Legal Requirement, then such representations and warranties and any claim for indemnification applicable to such a violation shall survive for the applicable statute of limitation with respect thereto; and (b) with respect to the representations and warranties set forth in Sections 3.3, 3.13(a), 3.19, 4.3, 4.13(a), 4.13A, 4.19 and 4.23, such representations and warranties and any claim for indemnification with respect thereto will survive until the expiration of the applicable statute of limitations.

         12.2 INDEMNIFICATION AND PAYMENT OF DAMAGES WITH RESPECT TO BREACHES BY REID PARTIES. Notwithstanding any investigation by any Suiza Parties or their Representatives, the parties hereto agree to cause Holdings, in accordance with
Section 12.11, to indemnify, defend and hold harmless the Company, the Suiza Parent, Suiza Foods and their respective Representatives, equity owners, controlling persons, and Affiliates (collectively, "SUIZA'S INDEMNIFIED PERSONS") for, and will pay to Suiza's Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental damages, but excluding consequential damages and damages for business interruption and lost profits), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by any Reid Party in this Agreement or in any certificate delivered by any Reid Party pursuant to this Agreement that survives the Closing in accordance with Section 12.1 or any allegation by a third party that, if true, would constitute such a breach; provided that any claim for indemnification pursuant to this subparagraph (a) is made within the time period specified in Section 12.1 for the survival of the applicable representation or warranty that has been breached or is the subject of the third party claim;

                  (b) any breach by the Reid Parent or any Reid Company of any covenant or obligation of such Person in this Agreement;

                  (c) any Proceeding commenced by any third party after Closing relating to actions or omissions of the Reid Parent or any Reid Company that occurred prior to Closing, except to the extent reduced by insurance in accordance with the provisions of Section 12.6; or

                  (d) any claim by any Person, including, without limitation, for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Reid Parent or any Reid Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         12.3 INDEMNIFICATION AND PAYMENT OF DAMAGES WITH RESPECT TO BREACHES BY SUIZA PARTIES. Notwithstanding any investigation by the Reid Parties or their Representatives, the parties hereto agree to cause Holdings, in accordance with
Section 12.11, to indemnify, defend and hold harmless the Company, the Reid Parent, Vestar and their respective Representatives, equity owners, controlling persons, and affiliates (collectively, "REID'S INDEMNIFIED PERSONS") for, and will pay to Reid's Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by any Suiza Party in this Agreement or in any certificate delivered by any Suiza Party pursuant to this Agreement that survives the Closing in accordance with Section 12.1 or any allegation by a third party that, if true, would constitute such a breach; provided that any claim for indemnification pursuant to this subparagraph (a) is made within the time period specified in Section 12.1 for the survival of the applicable representation or warranty that has been breached or is the subject of the third party claim;

                  (b) any breach by the Suiza Parent or any Suiza Company of any covenant or obligation of such Person in this Agreement;

                  (c) any Proceeding commenced by any third party after Closing relating to actions or omissions of the Suiza Parent or any Suiza Company that occurred prior to Closing, except to the extent reduced by insurance in accordance with the provisions of Section 12.6; or

                  (d) any claim by any Person, including, without limitation, for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Suiza Parent or any Suiza Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         12.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY HOLDINGS AND THE COMPANY. Holdings and the Company will, jointly and severally, indemnify, defend and hold harmless Suiza's Indemnified Persons and Reid's Indemnified Persons for, and will pay to Suiza's Indemnified Persons and Reid's Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with the operation of the business of Holdings and the Company and their subsidiaries following the Closing; provided, however, that this Section
12.4 shall not be available to the extent that such Damages arise from or in connection with any action or event that gives rise to an indemnifiable claim under Section 12.2 or Section 12.3, as the case may be.

         12.5 CERTAIN OTHER INDEMNIFIABLE MATTERS.

              (a) The Suiza Parent and Suiza Foods shall, jointly and severally, indemnify, defend and hold harmless Holdings and the Company from, and will pay to Holdings and the Company the amount of, any Damages arising directly or indirectly, from or in connection with (i) any Taxes with respect to any and all Taxes of any member of a consolidated, combined or unitary group of which any Suiza Company (or any predecessor) is or was a member on or prior to the Closing Date by reason of the liability of any Suiza Company pursuant to Treasury Regulation Section 1.1502-6(a) (or any analogous or similar state, local or foreign law or regulation), as a transferee or successor, by contract or otherwise;
         (ii) any Taxes of any Franklin Company with respect to any Tax period, or portion thereof, beginning on or after January 1, 1999 and ending on or prior to the Closing Date, other than the state taxes measured by income (whether or not denominated as income taxes), if any, with respect to a tax period, or portion thereof, beginning after June 30, 1999 and prior to the Closing Date but excluding income Taxes resulting from the transactions contemplated pursuant to this Agreement.

              (b) The parties agree to cause Holdings, in accordance with
         Section 12.11, to indemnify, defend and hold harmless the Suiza Indemnified Persons for, and will pay to Suiza's Indemnified Persons the amount of, any Damages arising directly or indirectly, from or in connection with any liability or obligations of any Reid Party, or the successor or assignee of any Reid Party, owed or claimed to be owed to
         B. Joseph Rokus, his heirs, successors and assigns, currently existing or accruing hereafter, pursuant to the Settlement Agreement and Mutual Release dated September 15, 1998, by and among Vestar Reid LLC and its affiliates, ING Equity Partners, L.P. I, Mr. Rokus and other stockholders of Reid Holdings; the Master Reorganization Agreement dated October 15, 1997 by and between Vestar Reid LLC and Reid Holdings; the Amended and Restated Warrant to Purchase Shares of Class A Common Stock of Reid Holdings dated October 15, 1997 and held by Mr. Rokus; the Agreement dated as of April 28, 1999 among Vestar Reid LLC, Vestar, the Reid Parent, Reid Plastics, Mr. Rokus and Tari Rokus; the Agreement dated as of April 28, 1999 among Vestar Reid LLC, Vestar, the Reid Parent, Reid Plastics, Mr. Rokus, Tari Rokus and Shirley Frahm; and pursuant to any other liabilities or obligations of any Reid Party, Holdings, the Company or any of its subsidiaries, including Reid Plastics LLC, to Mr. Rokus, whether contained in a written agreement or otherwise, other than obligations to pay compensation (including salary, severance and awards under any compensation or incentive plans or programs) and provide perquisites and employee benefits under the Amended and Restated Employment Agreement dated September 15, 1998, as amended on April 28, 1999, by and between Reid Plastics, Inc. and Mr. Rokus.

                  (c) The provisions of Section 12.6 shall not apply to this
         Section 12.5.

         12.6     LIMITATIONS ON AMOUNT.

                  (a) In determining the amount of Damages hereunder, any insurance proceeds that are realized or that could reasonably be expected to be realized by such Indemnified Person (if a claim were properly pursued under the relevant insurance arrangements), as well as any costs associated with obtaining such insurance proceeds, will be considered.

                  (b) The maximum aggregate amount to which Suiza's Indemnified Persons will be entitled to indemnification under paragraph (a) of
         Section 12.2 is limited to $21 million, and the maximum aggregate amount to which Reid's Indemnified Persons will be entitled to indemnification under paragraph (a) of Section 12.3 is limited to $63 million.

                  (c) Notwithstanding the foregoing, the limitations set forth in Section 12.6(b) will not apply to Damages arising from or in connection with a breach or alleged breach of the representations and warranties of the Reid Parties set forth in Section 3.3, 3.8, 3.13(a) or 3.19 or of the Suiza Parties set forth in Sections 4.3, 4.8, 4.13(a), 4.13A, 4.19, 4.23, 8.2(a) or 8.2A.

         12.7     PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an Indemnified Person under
         Section 12.2, 12.3, 12.4 or 12.5 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 12.7(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding and an acknowledgment



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


         of its indemnification obligation with respect thereto, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 12 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding in accordance with the preceding sentence, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent (which consent shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent (which consent shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within 20 days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement reasonably effected by the Indemnified Person.

                  (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) To the extent that Holdings or the Company is entitled to indemnification from the Suiza Parent or the Reid Parent pursuant to this Section 12, Holdings or the Company may offset such claim against distributions otherwise payable to such indemnifying party under the Holdings LLC Agreement.

         12.8 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         12.9 MITIGATION. Upon and after becoming aware of any event that could reasonably be expected to give rise to any Damages that are indemnifiable under this Section 12, the Indemnified Party shall make reasonable efforts to mitigate such Damages.

         12.10 EXCLUSIVE REMEDY. The parties acknowledge and agree that, upon and following the Closing, the indemnification rights provided in this Section 12 shall be the sole and exclusive



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

remedy available to the parties for any claim or cause of action arising out of or in respect of any breach of this Agreement or any other matter indemnifiable hereunder.

         12.11    PAYMENTS IN PREFERRED UNITS.

                  (a) If Damages arise, directly or indirectly, from or in connection with anything described in paragraphs (a) through (d) of
         Section 12.2 or in Section 12.5(b), the Reid Parent shall have the option to pay the Damages of Suiza's Indemnified Persons in cash; provided that such option must be exercised in connection with a breach of Section 3.3, 3.13(a), 3.19 or the indemnity provided in Section 12.5(b) and to the extent that the Reid Parent, Vestar or their controlled Affiliates are entitled to and receive cash indemnification payments for Damages from an unaffiliated third party, which the Reid Parent, Vestar or their controlled Affiliates (as the case may be) shall use commercially reasonable efforts to collect. To the extent such option is not exercised, Holdings shall reimburse Suiza's Indemnified Persons in cash for all of their cash out-of-pocket Damages and shall issue to the Suiza Parent Preferred Units having an aggregate liquidation preference equal to (A) the aggregate amount of all Damages referred to in the first sentence of this Section 12.11(a) multiplied by (B) the quotient of the percentage of Member Units owned by the Suiza Parent divided by the percentage of Member Units owned by the Reid Parent and Vestar, collectively (rounded to the nearest $1,000). The Suiza Parent will be entitled to indemnification under this Section 12.11(a) with respect to payments made under paragraph (a) of Section
         12.2 or with respect to any Damages suffered by Holdings or the Company itself arising, directly or indirectly, from or in connection with anything described in paragraph (a) of Section 12.2 only to the extent and in the amount that, at any point in time and on a cumulative basis, the aggregate amount of the Damages to the Suiza Parent exceeds $5 million; provided, however, that such limitations shall not apply to Damages arising from or in connection with a breach or alleged breach of the representations and warranties of the Reid Parties set forth in
         Section 3.3, 3.8, 3.13(a) or 3.19 or the indemnity provided in Section 12.5(b).

                  (b) If Damages arise, directly or indirectly, from or in connection with anything described in paragraphs (a) through (d) of
         Section 12.3 or in Section 12.5(a), the Suiza Parent shall have the option to pay the Damages of Reid's Indemnified Persons in cash; provided that such option must be exercised in connection with a breach of Section 4.3, 4.13(a), 4.13A, 4.19, 4.23, 8.2(a), 8.2A or the
         indemnity provided in Section 12.5(a) and to the extent that Suiza Foods or its controlled Affiliates are entitled to and receive cash indemnification payments for Damages from an unaffiliated third party, which Suiza Foods or its controlled Affiliates (as the case may be) shall use commercially reasonable efforts to collect. To the extent such option is not exercised, Holdings shall reimburse Reid's Indemnified Persons in cash for all of their cash out-of-pocket Damages and shall issue to the Reid Parent and Vestar Preferred Units having an aggregate liquidation preference equal to (A) the aggregate amount of all Damages referred to in the first sentence of this Section 12.11(b) multiplied by (B) the quotient of the percentage of Member Units owned by the Reid Parent and Vestar, collectively, divided by the percentage of Member Units owned by the Suiza Parent (rounded to the nearest $1,000). Any Preferred Units distributed to the Reid Parent and Vestar shall be distributed pro rata to each of them in accordance with their relative percentage of Member Units held by them at such time. The Reid Parent and Vestar will be entitled to indemnification under this Section 12.11(b) with respect to payments made under paragraph (a) of Section 12.3 or with respect to any Damages suffered by Holdings or the Company itself arising, directly or indirectly, from or in connection with anything described in paragraph (a) of Section 12.3 only to the extent and in the amount that, at any point in time and on a cumulative basis, the aggregate amount of the Damages to the Reid Parent and Vestar exceeds $5 million; provided, however, that such limitations shall not apply to Damages arising from or in connection with a breach or alleged breach of the representations and warranties of the Suiza Parties set forth in Sections 4.3, 4.8, 4.13(a), 4.13A, 4.19, 4.23, 8.2(a), 8.2A or the
         indemnity provided in Section 12.5(a).

                  (c) The parties to this Agreement agree to cause Holdings to issue the Preferred Units that are required to be issued pursuant to this Section 12.11.

                                   SECTION 13

                             POST CLOSING COVENANTS

         13.1     NONDISCLOSURE.

                  (a) The Reid Parties and the Suiza Parties acknowledge and agree that all customer, prospect and marketing lists, sales data, intellectual property, proprietary information, trade secrets and other confidential information of the Reid Companies (collectively, "REID CONFIDENTIAL INFORMATION") are valuable assets of the Reid Companies and will be owned exclusively by the Company following the Closing. The Suiza Parties agree to, and agree to cause their respective Representatives to, treat the Reid Confidential Information as confidential and not to disclose such information or make use of such information for their own purposes or for the benefit of any other Person (other than the Suiza Companies or, after the Closing, Holdings, the Company and its subsidiaries). The foregoing confidentiality obligations will not apply to information that (a) is at the time of receipt or thereafter becomes publicly known through no wrongful act of any Suiza Party, (b) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement or (c) is required to be disclosed pursuant to any Proceedings or an Order.

                  (b) The Suiza Parties and the Reid Parties acknowledge and agree that all customer, prospect and marketing lists, sales data, intellectual property, proprietary information, trade secrets and other confidential information of the Suiza Companies (collectively, "SUIZA CONFIDENTIAL Information") are valuable assets of the Suiza Companies and will be owned exclusively by the Company following the Closing. The Reid Parties agree to, and agree to cause their respective Representatives to, treat the Suiza Confidential Information as confidential and not to disclose such information or make use of such information for their own purposes or for the benefit of any other Person (other than the Reid Companies or, after the Closing, Holdings, the Company and its subsidiaries). The foregoing confidentiality obligations will not apply to information that (a) is at the time of receipt or thereafter becomes publicly known through no wrongful act of any Reid Party, (b) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement or (c) is required to be disclosed pursuant to any Proceedings or an Order.

         13.2 RECORDS RETENTION. Suiza Foods, the Suiza Parent, the Reid Parent, Holdings, the Company and its subsidiaries agree that so long as any books, records and files, including Tax Records (as defined below) relating to the Suiza Companies, the Reid Companies, Holdings, the Company or any of its subsidiaries that are retained by the Suiza Parent relating to Holdings, the Company or any subsidiary, or Business Records of the Reid Companies that are delivered to the control of Holdings, the Company or its subsidiaries pursuant to this Agreement, or Business Records of the Suiza Companies that are delivered to the control of Holdings, the Company or its subsidiaries pursuant to this Agreement (collectively, "BUSINESS RECORDS"), remain in existence and available, each of the parties hereto (at its expense) shall have the right upon prior notice to inspect and make copies of the same at any time during business hours for any proper purpose. Each party hereto shall undertake reasonable measures
(a) to preserve in good order to the extent required by law the Business Records relating to the Suiza Companies, the Reid Companies, Holdings and the Company,
(b) not destroy or allow the destruction of any such Business Records without first offering in writing to deliver them to the other party, (c) retain to the extent required by law and provide the other parties with any records or other information relating to liability for Taxes, and (d) provide the other parties with any final determination of any such amount required to be shown on any Tax Return of the other parties for any period. Without limiting the generality of the foregoing, each of the parties hereto shall retain until the expiration of the applicable statutory period of limitations (including any extensions), complete copies of all returns, supporting work schedules and other records or information (collectively, "TAX RECORDS"), delivered to such party, or retained by such party, pursuant to this Agreement, which are relevant to such Tax Return for all tax periods or portions thereof ending before or including the Closing Date.

         13.3 ALLOCATION OF PURCHASE PRICE. The parties will agree on the allocation of value among the assets of the Reid Companies and the Suiza Companies as necessary or desirable.

         13.4 RELEASE OF ENCUMBRANCES. Immediately following the Closing, Holdings and the Company will cause any Encumbrances, other than Permitted Encumbrances, on the Company's assets or the assets of any subsidiary of the Company, securing any of the Reid Indebtedness and Suiza Indebtedness to be released.

         13.5 PAYMENT OF TAXES. Holdings and the Company shall, jointly and severally, pay the amount of any Taxes of any Reid Company with respect to any Tax period beginning after December 31, 1998 and with respect to any Tax of the Reid Parent for any Tax period, or portion thereof, ending on or prior to the Closing Date; provided, that, any state income tax resulting from the transactions contemplated pursuant to this Agreement (other than a transfer tax measured on a basis of income) shall be considered an indemnifiable Damage subject to the provisions of Section 12.11(a). Holdings and the Company shall, jointly and severally, pay (i) the amount of any Taxes of any PCI Company with respect to any Tax period beginning after December 31, 1998, (ii) the amount of any state taxes measured by income (whether or not denominated as income taxes), if any, with respect to a tax period, or portion thereof, beginning after June 30, 1999 and prior to the Closing Date, of any Franklin Company; provided that, for purposes of calculating the state taxes, Suiza Foods will use commercially reasonable efforts to cause amortization deductions to be claimed as a deduction on the tax return, and (iii) the amount of any transfer taxes incurred by any Franklin Company as a result of the Contemplated Transactions (provided, that with respect to (i), (ii) and (iii) no payment shall be made for income taxes as a result of the transactions contemplated pursuant to this Agreement), provided, that, for purposes of the calculation of any Taxes of any Suiza Company, any losses, credits or deductions including any net operating loss carryovers of the Suiza Companies shall be deemed to offset income other than as a result of the Contemplated Transactions. This Section 13.5 is intended to provide a mechanism for the cash payment of any such Taxes, and is not intended to relieve any party from its economic responsibility to other parties for indemnification against such Taxes, as is provided for in Sections 12.2 and 12.3 of this Agreement. The covenant for payment under this Section 13.5 shall not be limited or reduced under any section of this Agreement.

         13.6 EMPLOYEE BENEFITS. Immediately following the Closing, Holdings and the Company and its subsidiaries will provide health and welfare benefits to their employees. To the extent permitted by applicable tax-qualification requirements, employees who are participants in the Suiza Foods 401(k) Plan as of the Effective Time and who are employees of the Company or its subsidiaries immediately after the Effective Time ("TRANSFERRED EMPLOYEES") shall be offered the option of distribution of their Suiza Foods 401(k) Plan accounts, and any non-vested amounts in such accounts shall be fully vested (regardless of whether they elect a distribution). The Company or its subsidiaries shall provide the Transferred Employees the opportunity to participate in a 401(k) plan as soon as practicable after the Effective Time, which plan shall provide credit for vesting and eligibility purposes for service previously credited under the Suiza Foods 401(k) Plan, and shall, to the extent permitted by applicable tax qualification requirements, permit direct rollovers from the Suiza Foods 401(k) Plan, including rollovers of any outstanding plan loans.

                                   SECTION 14

                               GENERAL PROVISIONS

         14.1     EXPENSES.

                  (a) For investment banking services rendered in connection with the Contemplated Transactions, Holdings and the Company have entered into and will perform their obligations under the VCP Management Agreement.

                  (b) If this Agreement is not terminated pursuant to Section 11, and the Closing occurs, then:

                           (i) except as otherwise expressly provided in this
                  Agreement, Holdings and the Company, jointly and severally, will bear all fees and expenses incurred by any Reid Party (the "Reid Expenses") and all fees and expenses (other than the fees and expenses referred to in Section 4.19) incurred by any Suiza Party (the "Suiza Expenses") in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of each of their Representatives; and

                           (ii) prior to the Closing, the Reid Parent and the
                  Suiza Parent will agree on a good faith estimate of the Reid Expenses and the Suiza Expenses, and Holdings and the Company, jointly and severally, will reimburse the Reid Companies for such estimated Reid Expenses and the Suiza Companies for such estimated Suiza Expenses immediately after the Closing. Within 60 days after the Closing, the Reid Parent and the Suiza Parent will agree on the actual Reid Expenses and the actual Suiza Expenses and make any payments that may be necessary to reconcile any difference between the estimated and actual amounts; and

                           (iii) Suiza Foods will bear all reasonable fees and
                  expenses incurred by Peter Bernon and Alan Bernon for legal representation in connection with this Agreement and the Contemplated Transactions.

                  (c) If this Agreement is terminated pursuant to Section 11, then:

                           (i) except as otherwise expressly provided in this
                  Agreement, the Reid Parent will bear all Reid Expenses; and

                           (ii) except as otherwise expressly provided in this
                  Agreement, the Suiza Parent will bear all Suiza Expenses.

         14.2 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, the Suiza Parent and the Reid Parent agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of the parties to this Agreement will issue any press release or make any public statement prior to such consultation, except as may be required by Legal Requirements.

         14.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If to any Reid Party:                        with a copy to:

         Reid Plastics Holdings, Inc.                 Simpson Thacher & Bartlett
         1225 Seventeenth Street, Suite 1660          425 Lexington Avenue
         Denver, Colorado 80202                       New York, New York  10017
         Attention:  John R. Woodard                  Attention: Peter J. Gordon
         Telecopy:  (303) 292-6639                    Telecopy:  (212) 455-2502

         and

         Vestar Packaging LLC
         1225 Seventeenth Street, Suite 1660
         Denver, Colorado  80202
         Attention:  John R. Woodard
         Telecopy:  (303) 292-6639

         If to any Suiza Party:                       with a copy to:

         Suiza Foods Corporation                      Hughes & Luce, L.L.P.
         2515 McKinney Avenue, Suite 1200             1717 Main Street,
         Dallas, Texas 75201                          Suite 2800
         Attention: President and General Counsel     Dallas, Texas 75201
         Telecopy: (214) 303-3400                     Attention: William A.
                                                        McCormack
                                                      Telecopy: (214) 939-5849

         14.4 ATTORNEY'S FEES AND COSTS. In the event of a breach by any party to this Agreement and commencement of a subsequent legal action in a court of law or forum of arbitration, or in the event legal counsel is consulted in the event of any such breach or in anticipation of any such prospective legal action, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable attorney's fees and expenses.

         14.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         14.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         14.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, except as expressly agreed in any writing dated as of the date of this Agreement or in a later writing which expressly refers to this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         14.8 ASSIGNMENTS, SUCCESSORS AND NO THIRD PARTY RIGHTS. No party may assign any of its rights under this Agreement or its Interests without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         14.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         14.10 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         14.11 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         14.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN THE STATE OF DELAWARE.

         14.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                          SUIZA FOODS CORPORATION

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          PLASTIC CONTAINERS, INC., a Delaware corporation

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          CONTINENTAL CARIBBEAN CONTAINERS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          CONTINENTAL PLASTIC CONTAINERS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          FRANKLIN PLASTICS, INC., a Delaware corporation

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          ALLENTOWN PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          ATLANTA CONTAINER, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          CHESTER COUNTY CONTAINER CORP.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          FIRST CAPITAL PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          FLORIDA PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          ILLINOIS PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          KENTWOOD PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          LIQUITAINE ACQUISITION CORPORATION

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          MAINE PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          MARLBOROUGH PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          MIDDLESEX PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          NEW JERSEY PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          NORTH CAROLINA PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          OHIO STATE PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          FRANKLIN PLASTICS, INC., a Massachusetts corporation

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          RICHMOND CONTAINER, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          ROSTAN ACQUISITION CORPORATION

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          SHERMAN PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          VANGUARD MANUFACTURING, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          CONSOLIDATED PLASTECHS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          VESTAR PACKAGING LLC

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          REID PLASTICS HOLDINGS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          REID PLASTICS, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          S-W REALTY CO.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          REID INTERMEDIATE, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          PLASTIC CONTAINERS, INC., an Alabama corporation

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          REID PLASTICS WEST, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          PROPAK INDUSTRIAL, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          JUICE TREE, INC.

                          By:
                             ----------------------------------
                          Name:
                               --------------------------------
                          Title:
                                -------------------------------

                          CONSOLIDATED CONTAINER HOLDINGS LLC

                          By:      Franklin Plastics, Inc.,
                                   its Manager

                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

                          CONSOLIDATED CONTAINER COMPANY LLC

                          By:      Consolidated Container Holdings LLC,
                                   its Manager

                                   By:      Franklin Plastics, Inc.,
                                            its Manager

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                          REID PLASTICS GROUP LLC

                                   By:      Consolidated Container Company LLC,
                                            its Manager

                                   By: Consolidated Container Holdings LLC, its Manager

                                   By:      Franklin Plastics, Inc., its Manager

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT E



Legal opinions of counsel to the Suiza Parties will be delivered with respect to the matters referred to in:

1.   The first sentence of Section 4.1(a);

2.   Section 4.2(b);

3.   to the knowledge of such counsel, Section 4.2(c);

4.   to the knowledge of such counsel, Section 4.2(d);

5.   the first sentence of Section 6.1(a);

6.   Section 6.2(b);

7.   to the knowledge of such counsel, Section 6.2(c); and

8. that Holdings LLC, Franklin, or Holdings LLC and Franklin between them should be entitled to a current federal income tax deduction for the amount of any bond tender premium paid in connection with a tender offer for the PCI Notes in accordance with Section 8.10.



                                      F-1